AGREEMENT AND PLAN OF MERGER

                                 by and among

                          HQ Global Workplaces, Inc.,

                                      and

                        CarrAmerica Realty Corporation
          (solely for purposes of Sections 4(B), 6(c), 6(d), 6(e), 8,
                    10, 11, 12, 14, 15, 16, 17, 23 and 25),
                               on the one hand,

                                      and

                             VANTAS Incorporated,

                                      and

                       Reckson Service Industries, Inc.
 (solely for purposes of Sections 5(B), 7(a), 7(c), 7(e), 7(g), 7(h), 8, 10,
                      11, 12, 14, 15, 16, 17, 23 and 25),
                              on the other hand.






                         ----------------------------

                         Dated as of January 20, 2000

                         ----------------------------

                               TABLE OF CONTENTS
                                                                            PAGE

Section 1.    The HQ Merger...................................................2
       (a)    The HQ Merger...................................................2
       (b)    Effective Time..................................................2
       (c)    Effects of the HQ Merger........................................2
       (d)    Certificate of Incorporation and By-Laws........................2
       (e)    Directors and Officers..........................................2
       (f)    Existing Shares.................................................2
       (g)    Payment for VANTAS Common Stock.................................3
       (h)    Conversion of VANTAS Preferred Stock............................3
       (i)    Stock Options and Warrants; Payment Rights......................4
       (j)    Closing.........................................................5

Section 2.    Distribution of Stock...........................................5

Section 3.    Exchange for Cash...............................................6
       (a)    Exchange Agent..................................................6
       (b)    Exchange Procedures.............................................6
       (c)    Termination of Exchange Fund....................................7
       (d)    No Liability....................................................7
       (e)    Withholding Rights..............................................7
       (f)    Lost, Stolen or Destroyed Certificates..........................8
       (g)    Stock Transfer Books............................................8

Section 4.    (A) Representations and Warranties of the Company...............8
       (a)    Organization and Standing; Books and Records....................8
       (b)    Authority.......................................................9
       (c)    No Conflicts; Consents..........................................9
       (d)    Capital Stock of the Company...................................10
       (e)    Issued Shares..................................................11
       (f)    Disclosure.....................................................11
       (g)    Equity Interests...............................................11
       (h)    Investment Company.............................................11
       (i)    Restrictions and Agreements....................................11
       (j)    Financial Statements; Undisclosed Liabilities..................12
       (k)    Absence of Changes or Events...................................12
       (l)    Taxes..........................................................13
       (m)    Assets Other than Real Property Interests......................14
       (n)    Real Property..................................................15
       (o)    Contracts......................................................16
       (p)    Litigation.....................................................18
       (q)    Insurance......................................................18
       (r)    Benefit Plans..................................................19
       (s)    Compliance with Applicable Laws................................20
       (t)    Labor Matters..................................................20
       (u)    Transactions with Affiliates...................................21
       (v)    Corporate Name.................................................21
       (w)    Customers......................................................22
       (x)    Intellectual Property..........................................22
       (y)    Company Actions................................................22
       (z)    Environmental Liability........................................22
       (aa)   Brokers........................................................23
       (bb)   Organization and Standing; Capitalization......................23
       (cc)   No Prior Activities............................................24
       (dd)   Investment Representation......................................24

(B)    Representations and Warranties of CarrAmerica.........................24
       (a)    Authority......................................................24
       (b)    No Conflicts; Consents.........................................25

Section 5.    (A) Representations and Warranties of VANTAS...................25
       (a)     Organization and Standing; Books and Records..................25
       (b)     Authority.....................................................26
       (c)     No Conflicts; Consents........................................26
       (d)     Capital Stock of VANTAS.......................................27
       (e)     VANTAS Actions................................................27
       (f)     VANTAS Financial Statements...................................27
       (g)     Real Property.................................................28
       (h)     Litigation....................................................29
       (i)     Insurance.....................................................30
       (j)     Taxes.........................................................30
       (k)     Benefit Plans.................................................31
       (l)     Disclosure....................................................32
       (m)     Equity Interests..............................................32
       (n)     Investment Company............................................32
       (o)     Contracts.....................................................32
       (p)     Restrictions and Agreements...................................32
       (q)     Absence of Changes or Events..................................33
       (r)     Compliance with Applicable Laws...............................33
       (s)     Transactions with Affiliates..................................33
       (t)     Environmental Liability.......................................34
       (u)     SEC Documents.................................................34
       (v)     Financial Capability..........................................34
       (w)     Brokers.......................................................34
       (x)     Investment Representations....................................34
       (y)     Stockholders Agreement........................................35

(B)    Representations and Warranties of RSI.................................35
       (a)     Authority.....................................................35
       (b)     No Conflicts; Consents........................................35

Section 6.     Covenants of the Company......................................36
       (a)     Access........................................................36
       (b)     Ordinary Conduct..............................................36
       (c)     Confidentiality...............................................39
       (d)     Other Transactions............................................40
       (e)     Supplemental Disclosure.......................................40
       (f)     Interim Financial Statements..................................40
       (g)     Corporate Name................................................41
       (h)     Stockholders Agreement........................................41
       (i)     M Sub and Holdco..............................................41
       (j)     Holdco Board of Directors.....................................41
       (k)     Line of Credit................................................41
       (l)     Assumption of Obligations.....................................42

Section 7.     Covenants of VANTAS...........................................42
       (a)     Access........................................................42
       (b)     Ordinary Conduct..............................................42
       (c)     Confidentiality...............................................45
       (d)     Interim Financial Statements..................................45
       (e)     Funding.......................................................45
       (f)     Line of Credit................................................46
       (g)     Supplemental Disclosure.......................................46
       (h)     Adjustment Conditions.........................................46
       (i)     Intentionally Omitted.........................................47
       (j)     Tax Makewhole.................................................47
       (k)     Second Step Certificate of Merger.............................47
       (l)     Third Party Investments.......................................47
       (m)     Assumption of Obligations.....................................48

Section 8.     Mutual Covenants..............................................48
       (a)     Consummation of the Transactions..............................48
       (b)     Publicity.....................................................48
       (c)     Antitrust Notification........................................48
       (d)     Other Matters.................................................49

Section 9.     Conditions to Closing.........................................49
       (a)     Each Party's Obligation.......................................50
       (b)     The Company's Obligations.....................................50
       (c)     VANTAS' Obligations...........................................52
       (d)     Frustration of Closing Conditions.............................53

Section 10.    Tax Matters...................................................53

Section 11.    Further Assurances............................................53

Section 12.    Assignment....................................................54

Section 13.    No Third-Party Beneficiaries..................................54

Section 14.    Termination....................................................54

Section 15.    Expenses.......................................................57

Section 16.    Litigation Costs...............................................57

Section 17.    Specific Performance...........................................57

Section 18.    Amendments.....................................................57

Section 19.    Notices........................................................57

Section 20.    Interpretation; Exhibits and Schedules.........................59

Section 21.    Counterparts...................................................59

Section 22.    Entire Agreement...............................................59

Section 23.    Exclusive Remedy...............................................59

Section 24.    Severability...................................................59

Section 25.    Consent to Jurisdiction........................................59

Section 26.    Governing Law..................................................60

Section 27.    Disclosure Schedules...........................................60



Annex A               Conversion Ratio Recalculation Mechanism

Exhibit A             Form of Second Step Plan of Merger
Exhibit B-1 and B-2   Recapitalization of the Company -- Amendments to Company
                      Certificate of Incorporation
Exhibit C             Form of Second Step Certificate of Merger
Exhibit D             Form of Stockholders Agreement
Exhibit E             Form of Indemnification Escrow Agreement
Exhibit F-1-F-3       Form of CarrAmerica Intercompany Agreements
Exhibit G             Form of Holdco Registration Rights Agreement
Exhibit H             Form of RSI Registration Rights Agreement
Exhibit I             Form of Cash Escrow Agreement
Exhibit J-1-J-3       Form of RSI Intercompany Agreements

Schedule 1(e)         Directors
Schedule 1(i)(i)      1999 VANTAS Stock Options
Schedule 1(i)(ii)     1996 VANTAS Stock Options
Schedule 1(i)(iii)    VANTAS Out of Plan Options
Schedule 4(a)         Organization and Standing; Books and Records
Schedule 4(c)         No Conflicts; Consents
Schedule 4(d)         Capital Stock of the Company
Schedule 4(g)         Equity Interests
Schedule 4(i)         Restrictions and Agreements
Schedule 4(j)         Financial Statements; Undisclosed Liabilities
Schedule 4(k)         Absence of Changes or Events
Schedule 4(l)         Taxes
Schedule 4(m)         Assets Other than Real Property Interests
Schedule 4(n)         Real Property
Schedule 4(o)         Contracts
Schedule 4(p)         Litigation
Schedule 4(q)         Insurance
Schedule 4(r)(i)      Benefit Plans
Schedule 4(r)(ii)     Pension Plans
Schedule 4(s)         Compliance with Applicable Laws
Schedule 4(t)         Labor Matters
Schedule 4(u)         Transactions with Affiliates
Schedule 4(v)         Corporate Name
Schedule 4(w)         Customers
Schedule 4(x)         Intellectual Property
Schedule 4(z)         Environmental Liability
Schedule 4A(1)(iii)
Schedule 4A(1)(iv)    Taxes
Schedule 4(B)(b)      No Conflicts; Consents
Schedule 5(a)         Organization and Standing; Books and Records
Schedule 5(c)         No Conflict; Consents
Schedule 5(d)         Capital Stock of VANTAS
Schedule 5(f)         VANTAS Financial Statements
Schedule 5(g)         Real Property
Schedule 5(h)         Litigation
Schedule 5(i)         Insurance
Schedule 5(j)         Taxes
Schedule 5(k)         Benefit Plans
Schedule 5(m)         Equity Interests
Schedule 5(o)         Contracts
Schedule 5(p)         Restrictions and Agreements
Schedule 5(q)         Absence of Changes or Events
Schedule 5(r)         Compliance with Applicable Laws
Schedule 5(s)         Transactions with Affiliates
Schedule 5(t)         Environmental Liability
Schedule 5(u)         SEC Documents
Schedule 5(B)(b)      No Conflicts; Consents
Schedule 6(b)         Ordinary Conduct
Schedule 7(b)         Ordinary Conduct

                            INDEX TO DEFINED TERMS

                                                                            PAGE

Adjustment Conditions.........................................................46
Affiliate.....................................................................21
Alternative Proposal..........................................................40
Applicable Laws...............................................................21
Benefit Plans.................................................................19
CapEx Budget..................................................................36
Carr Intercompany Agreements..................................................51
CarrAmerica....................................................................1
Cash Escrow Agent.............................................................51
Cash Escrow Agreement.........................................................51
Certificates...................................................................6
Class B Non-Voting Stock......................................................10
Closing .......................................................................5
Closing Date...................................................................5
Code ..........................................................................2
Commitment Letter.............................................................34
Common Stock Transmittal Documents.............................................6
Company .......................................................................1
Company Contracts.............................................................18
Company Financial Statements..................................................12
Company Intellectual Property.................................................22
Company Material Adverse Effect................................................8
Company Property..............................................................15
Company Real Property Lease...................................................15
Company Transaction Value Impairment..........................................50
Conversion Ratio...............................................................3
Customers.....................................................................22
Delaware Law...................................................................2
DOJ ..........................................................................48
Effective Time.................................................................2
Environmental Law.............................................................23
ERISA ........................................................................19
Exchange Agent.................................................................6
Exchange Agent Agreement.......................................................6
Exchange Fund..................................................................6
Financing Materials...........................................................36
FTC ..........................................................................48
Governmental Entity...........................................................10
Hazardous Materials...........................................................23
Holdco Charter................................................................41
Holdco Non-Voting Common Stock................................................23
Holdco Registration Rights Agreement..........................................51
Holdco Voting Common Stock....................................................23
HQ Global Workplaces, Inc......................................................2
HQ Merger......................................................................1
HQ Merger Consideration........................................................6
HQ Stockholders Agreement.....................................................41
HQ Surviving Corporation.......................................................1
HSR Act ......................................................................10
Indemnification Escrow Agent..................................................51
Indemnification Escrow Agreement..............................................51
Initial Deposit................................................................2
Investment Company Act........................................................11
IRS ..........................................................................13
Letter of Credit..............................................................56
LuxCo ........................................................................51
M Sub .........................................................................1
M Sub Charter.................................................................41
M Sub Voting Common Stock.....................................................23
Morgan Line...................................................................37
Nevada Law.....................................................................2
Non-Voting Common Stock........................................................3
Note .........................................................................47
OmniUK .......................................................................51
Paribas Line..................................................................43
Pension Plans.................................................................46
Permitted Liens...............................................................14
Pre-Closing Tax Period........................................................13
RA ...........................................................................51
RSI ...........................................................................1
Recapitalization..............................................................37
RSI Intercompany Agreements...................................................51
RSI Registration Rights Agreement.............................................51
Second Step Certificate of Merger.............................................47
Second Step Merger.............................................................1
Second Step Plan of Merger.....................................................1
Second Step Surviving Corporation..............................................1
Section 14(a) Outside Termination Time........................................54
Securities Act................................................................24
Series A Stock.................................................................3
Series B Stock.................................................................3
Series C Stock.................................................................3
Series D Stock.................................................................4
Series E Stock.................................................................4
Shares ........................................................................3
Stock Purchase Agreement......................................................50
Stock Sale Taxes..............................................................47
Stockholders Agreement........................................................51
Subsidiary.....................................................................8
Tax or Taxes..................................................................13
Tax Return....................................................................13
Total Sold Shares.............................................................47
UK Agreement..................................................................51
VANTAS ........................................................................1
VANTAS Balance Sheet..........................................................27
VANTAS CapEx Budget...........................................................42
VANTAS Common Stock............................................................3
VANTAS Contracts..............................................................32
VANTAS Equity Awards...........................................................5
VANTAS Financial Statements...................................................27
VANTAS Material Adverse Effect................................................29
VANTAS 1996 Stock Options......................................................4
VANTAS 1999 Stock Options......................................................4
VANTAS Out Of Plan Options.....................................................5
VANTAS Preferred Stock.........................................................4
VANTAS Property...............................................................28
VANTAS Real Property Lease....................................................28
VANTAS SEC Docments...........................................................34
VANTAS Transaction Value Impairment...........................................52
Voting Common Stock............................................................3

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of January 20, 2000, by and among VANTAS Incorporated, a Nevada corporation ("VANTAS"), and Reckson Service Industries, Inc., a Delaware corporation ("RSI") (solely for Sections 5(B), 7(a), 7(c), 7(e), 7(g), 7(h), 7(j), 8, 10, 11, 12, 14, 15, 16, 17, 23
and 25), on the one hand, and HQ Global Workplaces, Inc., a Delaware corporation (the "Company"), and CarrAmerica Realty Corporation, a Maryland corporation ("CarrAmerica") (solely for Sections 4(B), 6(c), 6(d), 6(e), 8, 10, 11, 12, 14, 15, 16, 17, 23 and 25), on the other hand.

                              W I T N E S S E T H
                              - - - - - - - - - -


          WHEREAS, the Company and VANTAS are engaged in the business of owning and operating executive office suites and providing related business support services;

          WHEREAS, the Boards of Directors of the Company and VANTAS have approved the merger of VANTAS with and into the Company (the "HQ Merger") in accordance with the provisions of applicable corporate law and each of VANTAS and the Company have received requisite shareholder approval of the HQ Merger;

          WHEREAS, immediately following the consummation of the HQ Merger, the Stock Purchase Agreement (as herein defined) and the UK Agreement (as herein defined) will be consummated;

          WHEREAS, upon the consummation of the HQ Merger, the Stockholders Agreement (as defined herein), the CarrAmerica Intercompany Agreements (as defined herein), the Parent Intercompany Agreements (as defined herein) and the Registration Rights Agreements (as defined herein) will be executed;

          WHEREAS, immediately following the consummation of the HQ Merger and the transactions contemplated by the Stock Purchase Agreement and the UK Agreement, a to be formed Delaware corporation ("M Sub") that will be a wholly-owned subsidiary of another to be formed Delaware corporation ("Holdco"), which will be wholly-owned by the Company, will merge (the "Second Step Merger") with and into the Company (being sometimes referred to as the "HQ Surviving Corporation" following the HQ Merger) pursuant to the terms and conditions of a Plan of Merger, substantially in the form of Exhibit A hereto (the "Second Step Plan of Merger"), with HQ Surviving Corporation being the surviving corporation (being sometimes referred to as the "Second Step Surviving Corporation") in the Second Step Merger;

          WHEREAS, on the date hereof the Company and Gary Kusin have executed an amendment to his employment agreement with the Company, with such amendment to be effective as of the Closing Date and immediately following the Second Step Merger such employment agreement, by operation of law, will be binding on the Second Step Surviving Corporation;

          WHEREAS, as a deposit, VANTAS has caused to be delivered to the Company immediately available funds in the aggregate amount of $35,000,000 (the "Initial Deposit") , which Initial Deposit shall be retained by the Company or returned to VANTAS in accordance with the terms and conditions of Sections 14(d), 14(e) and14(f); and

          WHEREAS, the parties hereto wish to provide for, among other things, the terms and conditions upon which the HQ Merger will be consummated.

          NOW, THEREFORE, in consideration of the aforesaid and the respective warranties, representations, covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

     Section 1. The HQ Merger.

          (a) The HQ Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Nevada Corporation Law (the "Nevada Law") and the Delaware General Corporation Law (the "Delaware Law"), VANTAS shall be merged with and into the Company. Following the HQ Merger, the Company shall continue as the surviving corporation under the name "HQ Global Workplaces, Inc" and shall continue its corporate existence under the laws of the State of Delaware, and the separate corporate existence of VANTAS shall cease.

          (b) Effective Time. The HQ Merger shall be consummated by filing with the Secretary of State of each of the States of Delaware and Nevada certificates of merger in such form as is required by, and executed in accordance with, the relevant provisions of the Delaware Law and the Nevada Law (the time of such filing being the "Effective Time").

          (c) Effects of the HQ Merger. The HQ Merger shall have the effects set forth in Section 259 of the Delaware Law and Section 92A.250 of the Nevada Law. For federal income tax purposes, it is intended that the HQ Merger shall qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

          (d) Certificate of Incorporation and By-Laws. The Certificate of Incorporation of the Company at the Effective Time shall be the Certificate of Incorporation of the HQ Surviving Corporation, and the name of the HQ Surviving Corporation shall be "HQ Global Workplaces, Inc." The By-Laws of the Company at the Effective Time shall be the By-Laws of the HQ Surviving Corporation, in each case until modified in accordance with applicable law.

          (e) Directors and Officers. At the Effective Time, the board of directors of HQ Surviving Corporation shall consist of those Persons set forth on Schedule 1(e) hereto with such directors being designated to such classes as are set forth opposite their respective names until their respective successors are duly elected and qualified. The officers of the Company at the Effective Time shall be the officers of the HQ Surviving Corporation until replaced in accordance with the By-Laws of the HQ Surviving Corporation.

          (f) Existing Shares.

               (i) Each share of (a) voting common stock, par value $.01 per share, of the Company (the "Voting Common Stock"), and (b) Class C convertible non-voting common stock, par value $.01 per share, of the Company (the "Non-Voting Common Stock"), issued and outstanding immediately prior to the Effective Time shall remain outstanding by virtue of the HQ Merger and without any action on the part of the holder thereof. The shares of the Voting Common Stock and the Non-Voting Common Stock are collectively referred to herein as the "Shares".

               (ii) Each share of Voting Common Stock and Non-Voting Common Stock held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the HQ Merger, be cancelled without any payment therefor.

          (g) Payment for VANTAS Common Stock

               (i) Each share of common stock, par value $.01 per share, of VANTAS ("VANTAS Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than VANTAS Common Stock held in the treasury of VANTAS) shall, by virtue of the HQ Merger and without any action on the part of the holder thereof, be converted into the right to receive $8.00 per share in cash.

               (ii) Each share of VANTAS Common Stock held in the treasury of VANTAS immediately prior to the Effective Time shall, by virtue of the HQ Merger, be cancelled without any payment therefor.

          (h) Conversion of VANTAS Preferred Stock.

               (i) Other than as set forth in Section 1(h)(ii), by virtue of the HQ Merger and without any action of the holder thereof, each share of
     (i) Series A Convertible Preferred Stock, par value $.01 per share, of VANTAS (the "Series A Stock") shall be converted into the right to receive the number of shares of Voting Common Stock equal to the product of (x) the number of shares of VANTAS Common Stock that would be received upon the conversion of one share of Series A Stock immediately prior to the Effective Time pursuant to the Series A Stock certificate of designation and (y) .21956 (as recalculated at Closing pursuant to Section 1(h)(iii), the "Conversion Ratio"); (ii) Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), shall be converted into the right to receive the number of shares of Voting Common Stock equal to the product of (x) the number of shares of VANTAS Common Stock that would be received upon the conversion of one share of Series B Stock immediately prior to the Effective Time pursuant to the Series B Stock certificate of designation and (y) the Conversion Ratio;
     (iii) each share of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Stock"), shall be converted into the right to receive the number of shares of Voting Common Stock equal to the product of (x) the number of shares of VANTAS Common Stock that would be received upon the conversion of one share of Series C Stock immediately prior to the Effective Time pursuant to the Series C Stock certificate of designation and (y) the Conversion Ratio; (iv) each share of Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Stock"), shall be converted into the right to receive the number of shares of Voting Common Stock equal to the product of (x) the number of shares of VANTAS Common Stock that would be received upon the conversion of one share of Series D Stock immediately prior to the Effective Time pursuant to the Series D Stock certificate of designation and (y) the Conversion Ratio; and (v) each share of Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Stock" and together with the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock, collectively, the "VANTAS Preferred Stock") shall be converted into the right to receive the number of shares of Voting Common Stock equal to the product of (x) the number of shares of VANTAS Common Stock that would be received upon the conversion of one share of Series E Stock immediately prior to the Effective Time pursuant to the Series E Stock certificate of designation and (y) the Conversion Ratio.

               (ii) Each share of VANTAS Preferred Stock held in treasury of VANTAS immediately prior to the Effective Time shall, by virtue of the HQ Merger, be cancelled without any payment therefor.

               (iii) On the Closing Date, the Conversion Ratio shall be recalculated at Closing as provided in Annex A.

               (iv) Fractional Shares. No fractional shares of Voting Common Stock shall be issued pursuant to this Section 1(h). In lieu of the issuance of any fractional shares of Voting Common Stock that would otherwise be issuable, holders of such fractional shares shall receive cash adjustments for such fractional shares, with such cash adjustment being based on a price of $8.00 per share for each share of VANTAS Preferred Stock, subject to recalculation at Closing in accordance with the Stock Purchase Agreement.

          (i) Stock Options and Warrants; Payment Rights.

               (i) Each outstanding stock option to purchase or acquire a share of VANTAS Common Stock under the VANTAS 1999 Stock Option Plan as set forth on Schedule 1(i)(i) hereto (collectively, the "VANTAS 1999 Stock Options"), shall become immediately exercisable, and each holder thereof shall receive as soon as practicable after the Effective Time an amount in cash equal to the product of (A) the amount by which $8.00 exceeds the applicable exercise price per share of such option or award, and (B) the number of shares of VANTAS Common Stock that would have been issuable upon the exercise of such option or award. Upon payment of the amount set forth in the preceding sentence, all options, awards or other rights to acquire VANTAS Common Stock pursuant to VANTAS 1999 Stock Options shall be terminated and cancelled. All amounts payable pursuant to this Section 1(i) shall be subject to any required income tax withholding.

               (ii) At the Effective Time, each outstanding option to purchase shares of VANTAS Common Stock granted under the VANTAS 1996 Stock Option Plan, as set forth in Schedule 1(i)(ii) hereto (the "VANTAS 1996 Stock Options "), shall be automatically amended to constitute an option to acquire the number of shares of Voting Common Stock as the holder of such VANTAS 1996 Stock Option would have been entitled to receive as Merger Consideration in the HQ Merger had such holder exercised such VANTAS 1996 Stock Option (free of and without regard to any limitation on the vesting of the right to exercise such VANTAS 1996 Stock Option) immediately prior to the Effective Time at an exercise price equal to the quotient of (a) the applicable exercise price for each such VANTAS 1996 Stock Option immediately prior to the Effective Time divided by (b) the Conversion Ratio.

               (iii) Each other outstanding stock option to purchase or acquire a share of VANTAS Common Stock or other award denominated in or the value of which is determined by reference to the VANTAS Common Stock under benefit plans, programs or arrangements and non-employee director plans presently maintained by VANTAS or other outstanding rights to purchase or acquire a share of VANTAS Common Stock, in each case as described on Schedule 1(i)(iii) hereto (collectively, "VANTAS Out of Plan Options"; and together with VANTAS 1999 Stock Options and VANTAS 1996 Stock Options, collectively, "VANTAS Equity Awards"), shall become immediately exercisable, and each holder thereof shall receive as soon as practicable after the Effective Time an amount in cash determined by (A) subtracting the applicable exercise price per share of such right or award from $8.00, and (B) multiplying the difference by the number of shares of VANTAS Common Stock that would have been issuable upon the exercise of such right or award or, if such right or any VANTAS Out of Plan Options do not have an exercise price, an amount in cash determined by multiplying (x) $8.00 by (y) the number of shares of VANTAS Common Stock that would have been issuable upon the exercise of such award. Upon payment of the amount set forth in the preceding sentence, all options, awards or other rights to acquire VANTAS Common Stock pursuant to VANTAS Out of Plan Options shall be terminated and cancelled. All amounts payable pursuant to this Section 1(i) shall be subject to any required income tax withholding.

               (iv) In connection with the Closing of the Merger, each option to acquire shares of the Company that is outstanding under a stock option plan of the Company immediately prior to the Effective Time will terminate, and the Company shall be authorized to enter into agreements with the holders of any such options to terminate those options, without exercise, prior to the Effective Time for payment of amounts that the Company deems appropriate.

          (j) Closing. Upon the terms and subject to the conditions hereof (or, if permitted, waiver), a closing (the "Closing") shall take place at (i) the offices of Brown & Wood LLP, One World Trade Center, 59th Floor, New York, New York 10048 at 10:00 a.m., New York City time, on the second business day after the satisfaction of the conditions set forth in Section 9 hereof, or
(ii) such other place and/or time and/or on such other date as the parties hereto may agree in writing (the "Closing Date"). At the Closing, the Company shall return to VANTAS the Initial Deposit or the Letter of Credit, as applicable.

     Section 2. Distribution of Stock.

          (a) The HQ Surviving Corporation shall cause certificates representing the Voting Common Stock to be issued pursuant to Section 1(h)(i) to be issued and delivered to each holder of VANTAS Preferred Stock; provided, however, that upon the consummation of the Second Step Merger, HQ Surviving Corporation shall cause certificates representing shares of Holdco Voting Common Stock (as herein defined) and Holdco Non-Voting Common Stock (as herein defined) to be issued and delivered, in lieu of certificates representing shares of Voting Common Stock, to each former holder of VANTAS Preferred Stock and to each holder of Voting Common Stock or Non-Voting Common Stock of the Company, as applicable, who surrenders certificates which immediately prior to the Effective Time evidenced outstanding shares of VANTAS Preferred Stock, Voting Common Stock or Non-Voting Common Stock, as applicable. The cash payable pursuant to Section 1(g)(i) and the Voting Common Stock and Non-Voting Common Stock issued to former holders of VANTAS Preferred Stock, together with cash in lieu of fractional shares to be issued pursuant to Section 1(h)(iv), are from time to time referred to herein collectively as the "HQ Merger Consideration".

     Section 3. Exchange for Cash.

          (a) Exchange Agent. Payment of cash pursuant to Section 1(g) shall be made in accordance with the following procedures. Immediately prior to the Effective Time, VANTAS shall enter into an agreement providing for the payment of cash pursuant to Section 1(g), such agreement to be on terms reasonably acceptable to the Company (the "Exchange Agent Agreement") with an exchange agent mutually agreed upon by the parties (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent in connection with the HQ Merger. Immediately prior to the Effective Time, VANTAS shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of shares of VANTAS Common Stock (other than shares to be canceled pursuant to Section 1(g)(ii)), an amount in cash equal to the Merger Consideration payable pursuant to Section 1(g)(i) (such cash funds are hereafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, HQ Surviving Corporation will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of VANTAS Common Stock (other than shares to be canceled pursuant to Section 1(g)(ii)) (the "Certificate"), (1) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the HQ Surviving Corporation may reasonably specify) and (2) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the HQ Surviving Corporation, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the "Common Stock Transmittal Documents"), the holder of such Certificate shall be entitled to receive in exchange therefor its proportionate share of the Merger Consideration payable pursuant to
Section 1(g)(i) for each share of VANTAS Common Stock, formerly represented by such Certificate, without any interest thereon, less any required withholding of Taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of VANTAS Common Stock, which is not registered in the transfer records of VANTAS, the Merger Consideration payable pursuant to Section 1(g)(i) may be issued and paid in accordance with this Section 3 to the transferee of such shares if the Certificate evidencing such shares of VANTAS Common Stock is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. The signature on the Certificate or any related stock power must be properly guaranteed and the person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the HQ Surviving Corporation that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Common Stock Transmittal Documents. In no event will interest be payable on the Merger Consideration. Until surrendered in accordance with this Section 3, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of VANTAS Common Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this Section 3. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the HQ Surviving Corporation.

          (c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of VANTAS Common Stock, as applicable, for six months following the Effective Time shall be delivered to the HQ Surviving Corporation, upon demand. Any holders of VANTAS Common Stock who have not theretofore complied with this Section 3 shall thereafter look only to the HQ Surviving Corporation for payment of their proportionate share of the Merger Consideration.

          (d) No Liability. Neither the HQ Surviving Corporation nor the Exchange Agent shall be liable to any holder of shares of VANTAS Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity) any such Merger Consideration in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of the HQ Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (e) Withholding Rights. The HQ Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of VANTAS Common Stock, such amounts as the HQ Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the HQ Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of VANTAS Common Stock in respect of which such deduction and withholding was made by the HQ Surviving Corporation or the Exchange Agent.

          (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of VANTAS Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against the HQ Surviving Corporation or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment of the Merger Consideration for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

          (g) Stock Transfer Books. At the Effective Time, the stock transfer books of VANTAS shall be closed, and there shall be no further registration of transfers of shares of VANTAS Common Stock thereafter on the records of VANTAS. Any Certificates presented to the Exchange Agent or the HQ Surviving Corporation for any reason at or after the Effective Time shall be canceled and exchanged for the Merger Consideration pursuant to the terms in this
Section 3.

     Section 4. (A) Representations and Warranties of the Company. The Company hereby represents and warrants to VANTAS as follows:

          (a) Organization and Standing; Books and Records.

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
     Schedule 4(a) sets forth each Subsidiary (as defined below) of the Company and sets forth for each Subsidiary the state or other jurisdiction of organization of such Subsidiary and the percentage ownership of the Company with respect to each such Subsidiary. The Company and each of its Subsidiaries have all requisite corporate power and authority necessary to carry on their respective business as presently conducted and to enable each to own, lease or otherwise hold their respective properties and assets. The Company and each of its Subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "Company Material Adverse Effect"). The term "Subsidiary", for any Person, means each person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person, provided, however, notwithstanding anything to the contrary contained herein, for purposes of this Agreement, in the case of the Company, both Omni Offices (UK) Limited and Omni Offices
     (LUX) 1929 Holding Company S.A. (and their respective Subsidiaries) shall be deemed to not be Subsidiaries of the Company.

               (ii) The Company has delivered to VANTAS true and complete copies of the Certificate of Incorporation and By-laws, each as amended to date, of the Company. The stock certificate and transfer books and the minute books of the Company (which have been made available for inspection by VANTAS prior to the execution and delivery of this Agreement) are true and complete.

          (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Prior to the execution and delivery of the Second Step Plan of Merger, the Company will have all requisite corporate power and authority to enter into the Second Step Plan of Merger, to perform its obligations thereunder and to consummate the transactions contemplated thereby. This Agreement and the consummation of the transactions contemplated hereby have been, and prior to its execution and delivery the Second Step Plan of Merger and the consummation of the transactions contemplated thereby will have been, approved by the Board of Directors of the Company and have been, in the case of this Agreement, and will have been, in the case of the Second Step Plan of Merger, duly authorized by all other necessary corporate action on the part of the Company, including the requisite approval of the shareholders of the Company required under applicable law, the Certificate of Incorporation and the Bylaws of the Company. This Agreement has been, and prior to its execution the Second Step Plan of Merger will be, duly executed and delivered by a duly authorized officer of the Company and constitutes, and in the case of the Second Step Plan of Merger will constitute, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights. The Company has delivered in the case of this Agreement, and will deliver in the case of the Second Step Plan of Merger, to VANTAS true and correct copies of resolutions adopted by the Board of Directors of the Company and the shareholders of the Company, respectively, approving this Agreement, the Second Step Plan of Merger and the transactions contemplated hereby and thereby, as applicable.

          (c) No Conflicts; Consents. Except as set forth on Schedule 4(c) and except with respect to the transfer of any Company Real Property Leases to Holdco, the execution and delivery of this Agreement by the Company does not, and upon the execution and delivery of the Second Step Plan of Merger, the Second Step Plan of Merger will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a material loss of a benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of the Company or its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of the Company and its Subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets. Except as set forth on Schedule 4(c), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities or commodities exchange or other regulatory or self-regulatory body or association (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the Second Step Plan of Merger or the consummation of the transactions contemplated hereby and thereby other than
(I) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable, (II) filing a certificate of merger or certificate of ownership and merger with the Secretary of State of each of the States of Delaware and Nevada and (III) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth on Schedule 4(c) or (B) as may be required under the "blue sky" laws of various states, to the extent applicable.

          (d) Capital Stock of the Company.

               (i) As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of voting common stock, par value $.01 per share, non-voting common stock, $.01 per share, and shares of Class B Convertible Non-Voting Common Stock, par value $.01 per share ("Class B Non-Voting Stock"), of which 360,526 shares of such voting common stock, 6,999,000 shares of such non-voting common stock and no shares of Class B Non-Voting Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth on
     Schedule 4(d), upon the filing of the Recapitalization Amendments and immediately prior to the Effective Time, the authorized capital stock of the Company shall consist of 50,000,000 shares of Voting Common Stock and Non-Voting Common Stock, of which 7,359,526 shares of Voting Common Stock and Non-Voting Common Stock will be duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth in the two preceding sentences, there are, and after the filing of the Recapitalization Amendments there will be, no shares of capital stock or other equity securities of the Company outstanding. Except as set forth on Schedule 4(d), no such shares have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company or any agreement, contract or instrument to which the Company is a party or by which it or any of its properties or assets is bound. Except as set forth on Schedule 4(d), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement)
     (i) pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company. There are no equity securities of the Company reserved for issuance for any purpose except for securities reserved for issuance for the purposes set forth on Schedule 4(d). There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of the Company may vote.

               (ii) The names and addresses of, and number of Shares held by, all holders of Shares are set forth on Schedule 4(d).

          (e) Issued Shares. At the Closing, the shares of Voting Common Stock issued to holders of the VANTAS Preferred Stock pursuant to the HQ Merger (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than any created by the holder thereof, and (iii) assuming the accuracy of the representations and warranties set forth in
Section 5(A)(x), will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws, as presently in effect. Upon the consummation of the Second Step Merger, the shares of Holdco Voting Common Stock issued to holders of Voting Common Stock pursuant to the Second Step Plan of Merger (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than any created by the Holder thereof and the restrictions imposed by the Stockholders Agreement and (iii) assuming the accuracy of the representations and warranties set forth in Sections 5(A)(x), will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws, as presently in effect.

          (f) Disclosure. No statement contained in any document to be furnished by the Company to any holder of Voting Common Stock, Non-Voting Common Stock or Class B Non-Voting Common Stock for purposes of apprising the holders thereof of the execution and delivery of this Agreement and the transactions contemplated hereby will contain any untrue statement of a material fact or will omit to state any material fact necessary, in the light of the circumstances under which it will be made, in order to make the statements therein not misleading or in order to provide any information required to be provided in such document.

          (g) Equity Interests. Except as set forth in Schedule 4(g) and the other schedules hereto, none of the Company or any of its Subsidiaries directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other person, and neither the Company nor any of its Subsidiaries is a member of or participant in any partnership, joint venture or similar person.

          (h) Investment Company. None of the Company or any of its Subsidiaries is registered or required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company or any of its Subsidiaries registered or required to be registered as an investment company in any similar capacity under the laws of any state.

          (i) Restrictions and Agreements. Except as set forth in Schedule 4(i), (i) none of the Company or any of its Subsidiaries is a party to, nor is the Company or any of its Subsidiaries or any of their respective properties or assets subject to or bound by, any judgment, order or decree of any Governmental Entity which has or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) none of the Company or any of its Subsidiaries is a party to nor are any of their respective properties or assets subject to or bound by, any contract, agreement or other instrument, which, as a result of the execution of this Agreement or the Second Step Plan of Merger or the consummation of the transactions contemplated hereby or thereby, has or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          (j) Financial Statements; Undisclosed Liabilities.

               (i) Schedule 4(j) sets forth (A) the unaudited consolidated balance sheet of the Company as of September 30, 1999 (the "Company Balance Sheet"), and the unaudited consolidated statement of income of the Company for the 9 month period ended September 30, 1999, and (B) the audited consolidated balance sheets of the Company as of December 31, 1997 and 1998, and the audited consolidated statements of income of the Company for the period August 25 to December 31, 1997 and for the year ended December 31, 1998, together with the notes to such financial statements (the financial statements described in clauses (A) and (B) above, together with any notes to such financial statements, are collectively referred to herein as the "Company Financial Statements"). The Company Financial Statements are in all material respects in accordance with the books and records of the Company and its consolidated Subsidiaries and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated (except in each case as described in the notes thereto) and on that basis fairly present in all material respects (subject, in the case of the unaudited statements referred to in (A) above, to normal, recurring year-end adjustments) the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated.

               (ii) The Company and its consolidated Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, threatened or otherwise), except (A) as disclosed, reflected or reserved against in the Company Balance Sheet, (B) items set forth in
     Schedule 4(j), (C) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet that would not, individually or in the aggregate, result in a Company Material Adverse Effect and (D) Taxes (as defined in
     Section 4(A)(l)) with respect to the period after the date of the Company Balance Sheet. Without limiting the generality of the foregoing, the Company has no contingent obligations in excess of $60,000 with respect to any assets purchased by the Company pursuant to the agreement between the Company and DeKalb Office Environments with respect to purchases of Steelcase furniture.

               (iii) Except as set forth in Schedule 4(j), the amount of all accounts receivable, including unbilled invoices which are reflected as accounts receivable on the Company Financial Statements, due, or recorded in the Company Balance Sheet as being due to the Company and its Subsidiaries (less the amount of any provision or reserve therefor made in the Company Balance Sheet), are fully collectible in the normal course of business.

          (k) Absence of Changes or Events. Since the date of the Company Balance Sheet, there has not been any Company Material Adverse Effect or any development or change in circumstances that is reasonably likely to result in a Company Material Adverse Effect. Except as set forth in Schedule 4(k) or as otherwise contemplated or permitted by this Agreement, since the date of the Company Balance Sheet, the business of the Company and its Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted, and none of the Company or any of its Subsidiaries has
(i) declared or paid any dividend or made any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock, (ii) redeemed or otherwise acquired any shares of its capital stock or issued any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, (iii) adopted or materially amended any Benefit Plan (as defined in Section 4(A)(r)), except as required by law, or entered into or amended any employment, severance or consulting agreement, contract or similar arrangement, (iv) granted to any director, officer or employee any increase in compensation or benefits, except for increases for any such director, officer or employee in the ordinary course of business consistent with past practice or as may be required under existing agreements, (v) incurred or assumed any liability, obligation or indebtedness for borrowed money or guaranteed any such liability, obligation or indebtedness, (vi) permitted, allowed or suffered any of its assets to become subject to any mortgage, security interest, lien or other similar restriction of any nature whatsoever, (vii) cancelled any indebtedness or waived any claims or rights of substantial value, except for customer trade adjustments in the ordinary course of business that do not exceed $25,000 individually or $200,000 in the aggregate, or (viii) entered into, or modified, amended, terminated or permitted the lapse of, any Company Real Property Lease (as defined herein) or other material agreement relating to real property.

          (l) Taxes.

               (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, including estimated taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments; (B) "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes; (C) "IRS" shall mean the Internal Revenue Service and (D) "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day.

               (ii) The Company is a Subchapter C corporation as defined in the Code.

               (iii) In the last two years, the only jurisdictions where the Company and its Subsidiaries have filed any income tax returns are with the Federal government of the United States of America and those States set forth on Schedule 4(A)(iii).

               (iv) Except as set forth on Schedule 4A(l)(iv), (A) the Company and its Subsidiaries have (x) duly filed with the appropriate Governmental Entities all Tax Returns required to be filed by them on or prior to the date hereof (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and such Tax Returns are true, correct and complete in all material respects and (y) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes for all periods ending through the date hereof, except where the failure to file such Tax Returns or pay such Taxes would not have a Company Material Adverse Effect; (B) there are no liens for Taxes upon the assets of the Company and its Subsidiaries, except for statutory liens for current Taxes not yet due; (C) the Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; (D) no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or its Subsidiaries, and none of the Company and its Subsidiaries have received notice of any pending audits or proceedings; (E) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or its Subsidiaries; (F) none of the Company or its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes; and (G) no power of attorney has been executed by the Company or its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

         (m) Assets Other than Real Property Interests.

               (i) The Company has good and valid title to all assets (other than real property interests) reflected on the Company Balance Sheet or acquired after the date thereof, except those sold or otherwise disposed of since the date of the Company Balance Sheet in bona fide arm's length transactions made in the ordinary course of business consistent with past practice and not in violation of this Agreement and, except as permitted by Section 6(b)(ii) hereof, in each case free and clear of all liens, charges or encumbrances of any kind except (A) such as are set forth in
     Schedule 4(m), (B) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty and (C) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as presently conducted (the liens and imperfections of title described in clauses (B) and (C) above are hereinafter referred to collectively as "Permitted Liens").

               (ii) All the material tangible personal property of the Company has been maintained in accordance with the past practice of the Company and generally accepted industry practice. Each item of material tangible personal property of the Company is in reasonably good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company is in all material respects the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof, and the Company has made all payments required by all such leases.

          (n) Real Property.

               (i) None of the Company or any of its Subsidiaries owns any real property or interests in real property, other than the Company Real Property Leases (as defined below). Schedule 4(n) sets forth a complete list of all real property and interests in real property leased or otherwise held by the Company or any of its Subsidiaries (individually, a "Company Real Property Lease") and the real properties specified in such leases, being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee, and the Company has provided a true and accurate summary of the Company Real Property Leases that indicate, for each such Company Real Property Lease (i) location,
     (ii) rent, (iii) term, (iv) square footage of the space demised thereunder and (v) whether or not the consent of the landlord is required in order for the HQ Surviving Corporation to be able to succeed to the rights of the tenant under such Company Real Property Lease. The Company Property constitutes all interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of Company and its Subsidiaries as the business is currently conducted. Each Company Real Property Lease is valid, binding, enforceable and in full force and effect, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights. The Company and each of its Subsidiaries has performed in all material respects all obligations required to be performed by them under each Company Real Property Lease. Other than the consents set forth on the summary referred to above, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default in any material respect on the part of the Company or any of its Subsidiaries under any such Company Real Property Lease. To the Company's knowledge, each other party to each Company Real Property Lease has in all material respects performed all obligations required to be performed by it and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default in any material respect on the part of such other party under any such Company Real Property Lease. All of the Company Properties, buildings, fixtures and improvements thereon owned or leased by the Company or any of its Subsidiaries are in good operating condition and repair (subject to normal wear and tear).

               (ii) The Company and its Subsidiaries have all material certificates of occupancy and material permits and licenses of any Governmental Entity necessary for the current use and operation of the Company Properties, and the Company and its Subsidiaries have complied with all material conditions of such permits and licenses applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such material permit or license, other than defaults or violations which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

               (iii) There does not exist any actual or, to the knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

               (iv) None of the Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

               (v) Except as set forth on Schedule 4(m), none of the Company or any of its Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

          (o) Contracts. Except as set forth in Schedule 4(n), Schedule 4(o) or Schedule 4(r), none of the Company or any of its Subsidiaries is a party to or otherwise bound by any:

               (i) employment, severance or consulting agreement, contract or other arrangement;

               (ii) covenant not to compete or covenant restricting the development, marketing or distribution of the products and services of the Company or any of its Subsidiaries including without limitation, franchise agreements providing for geographic or name exclusivity;

               (iii) agreement, contract or other arrangement with (A) any stockholder of the Company or any Affiliate (as defined herein) of any such stockholder or (B) any current or former officer, director or employee of the Company or its Subsidiaries;

               (iv) lease or similar agreement or other arrangement with any person under which (A) the Company or any of its Subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or any of its Subsidiaries, in the case of either (A) or (B) which has an aggregate future liability or receivable, as the case may be, of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually;

               (v) (A) continuing agreement, contract or other arrangement for the future purchase of supplies or equipment, (B) management, service, consulting or other similar type of agreement, contract or other arrangement or (C) advertising agreement, contract or other arrangement, in the case of any of (A), (B) or (C) which has an aggregate future liability to any person of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually;

               (vi) license, option or similar agreement, contract or other arrangement relating in whole or in part to Intellectual Property (as defined in Section 4(x)) (including any license or other agreement under which the Company or any of its Subsidiaries is licensee or licensor of any such Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the Company or any other person, in any such case, which has an aggregate future liability or receivable, as the case may be, of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually;

               (vii) agreement, contract or other instrument or arrangement under which the Company or any of its Subsidiaries has borrowed any money from, or issued any note, bond, debenture, guarantee or other evidence of indebtedness to, any person in any such case which has an aggregate future liability to any person of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually;

               (viii) agreement, contract or other instrument or arrangement under which the Company or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person in any such case which has an aggregate future liability to any person of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually;

               (ix) agreement, contract or other instrument or arrangement providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any of its Subsidiaries or any predecessor person in any such case which has an aggregate future liability to any person of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually; or

               (x) other agreement, contract or other arrangement to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets is bound which has an aggregate future liability or receivable to or from any person of more than $100,000 individually or is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days for a cost of not more than $100,000 individually.

; provided, however, that notwithstanding anything to the contrary contained herein, other than with respect to any contract relating to office equipment, maintenance or services for any individual business center of the Company or any of its Subsidiaries which does not require annual payments in excess of $25,000, the sum of the aggregate future liabilities and costs of termination associated with all contracts, arrangements, agreements or understandings to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets is bound which are not set forth on Schedule 4(n), 4(o) or 4(r) does not exceed $5,000,000.

          Except as set forth in Schedule 4(o), all agreements, contracts, leases, subleases, licenses, options, instruments or arrangements of the Company or any of its Subsidiaries listed in the Schedules hereto (collectively, the "Company Contracts") are valid, binding and in full force and effect and are enforceable by the Company and each of its Subsidiaries parties thereto in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights. Except as set forth in Schedule 4(o), the Company and its Subsidiaries have performed in all material respects all obligations required to be performed by them to date under material Company Contracts and none are (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Company's knowledge, no other party to any material Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          (p) Litigation. Except as set forth in Schedule 4(p), there is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity or any private arbitration tribunal now pending, or, to the knowledge of the Company, threatened, against, relating to or affecting the Company or any of its Subsidiaries or any of their respective properties, employees, assets or business or the transactions contemplated by this Agreement. Except as set forth in Schedule 4(p), to the knowledge of the Company, there is no basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which, individually or in the aggregate, may reasonably be expected to have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries or any of the directors, officers or employees of the Company or any of its Subsidiaries have been permanently or temporarily enjoined or prohibited by judgment, order or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the businesses engaged in by the Company and its Subsidiaries. The Company is not operating under, subject to or in default with respect to any judgment, order or decree of any Governmental Entity enjoining or prohibiting the Company or any of its Subsidiaries from taking, or requiring the Company or any of its Subsidiaries to take, any action of any kind or to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject or bound.

          (q) Insurance. Schedule 4(q) lists all policies of fire and casualty, liability and other forms of insurance maintained or held by the Company or any of its Subsidiaries, which policies are in such amounts, and with such deductibles and which insure against such risks and losses as are customary for the business conducted by the Company and its Subsidiaries. All such policies are in full force and effect and are sufficient for compliance by the Company and its Subsidiaries with all their respective agreements, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          (r) Benefit Plans.

               (i) Schedule 4(r)(i) sets forth a list and brief description of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other retirement, deferred compensation, health, fringe benefit, severance or similar employee benefit or compensation arrangements (all the foregoing being herein called "Benefit Plans") maintained by the Company or any of its Subsidiaries for the benefit of any director, officer or employee of the Company or any of its Subsidiaries. The Company has delivered or made available to VANTAS true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), including all amendments and summaries of material modifications, (B) the most recent annual report on Form 5500 (together with all schedules and exhibits filed therewith) filed with the IRS with respect to each Benefit Plan (if any such report was required) and the most recent summary annual report distributed to participants with respect to each Benefit Plan for which a summary annual report is required and (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required. None of the Benefit Plans are subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code and the Company and its Subsidiaries have not previously maintained or contributed to (or been required to maintain or contribute to) any plan which was subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code with respect to which the Company or its Subsidiaries could have any liability therefor.

               (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code and all other applicable law and all employer and employee contributions have been timely made to such plans. There are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of the Company, threatened against or involving any Benefit Plan and, to the knowledge of the Company, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

               (iii) Except as provided in Schedule 4(r)(ii), all Benefit Plans which are "employee pension benefits plans" (as defined in Section 3(2) of ERISA) (the "Pension Plans") have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or timely applications for such letters are currently pending with the IRS, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

               (iv) None of the Benefit Plans which are "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) provide for post-retirement medical or dental insurance benefits, the cost of which is not entirely borne by the retirees eligible therefor.

               (v) Except as set forth in Schedule 4(r)(ii), no director, officer or employee or former director, officer or employee of the Company or its Subsidiaries will become entitled to payment or accelerated vesting of any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

          (s) Compliance with Applicable Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"). Except as set forth in Schedule 4(s), none of the Company or any of its Subsidiaries has received any written communication during the past two years from a Governmental Entity that alleges that the Company or any of its Subsidiaries are not in compliance in any material respect with any Applicable Laws.

          (t) Labor Matters. (i) Except as disclosed on Schedule 4(t):

                    (A) neither the Company nor any Subsidiary is a party to any labor or collective bargaining agreement with respect to its employees; no employees of the Company or any of its Subsidiaries are represented by any labor organization; no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification to the Company or any of its Subsidiaries; and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened, to be brought or filed with the National Labor Relations Board or other labor relations tribunal involving the Company or any of its Subsidiaries;

                    (B) there are no strikes, lockouts, work stoppages or slowdowns pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries;

                    (C) there are no unfair labor practice charges, arbitrations or grievances pending or threatened in writing against or involving the Company or any of its Subsidiaries relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries;

                    (D) there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing to be brought or filed with any Governmental Entity based on or arising out of the employment by the Company of any employee;

                    (E) the Company and each of its Subsidiaries is in compliance in all material respects with all laws relating to the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes; and

                    (F) none of the Company or any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

          (u) Transactions with Affiliates. Except as set forth in Schedule 4(u) and as contemplated by the Second Step Plan of Merger, (i) none of the Company Contracts between the Company and/or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, will continue in effect subsequent to the Closing; (ii) after the Closing no Affiliate of the Company will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the Company and (iii) no Affiliate of the Company has any direct or indirect ownership interest in any Person in which the Company and/or its Subsidiaries has any direct or indirect ownership interest. As used herein the term "Affiliate" shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner, managing member or trustee of such Person or any Person referred to in clause (i) above. For purposes of this definition of Affiliate, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          (v) Corporate Name. Except as set forth in Schedule 4(v), the Company (i) has the exclusive right in the United States to use the name "HQ Global Workplaces, Inc." and "OmniOffices," as the name of a corporation in any jurisdiction in which the Company does business and (ii) has not received any notice of conflict during the past two years with respect to the rights of others regarding such name. Except as set forth in Schedule 4(v), no person (other than the Company and its Subsidiaries and franchisees) is authorized by the Company to use, or otherwise has the right to use, the name "HQ Global Workplaces, Inc." (or any variation thereof using the words "HQ Global Workplaces, Inc.") or "OmniOffices, Inc." (or any variation thereof) in the United States for any purposes whatsoever.

          (w) Customers. Except for the Persons contracting for space or otherwise having rights to occupy those properties subject to the Company Real Property Leases (collectively, the "Customers") set forth in Schedule 4(w) and franchisees of the Company, the Company and its Subsidiaries do not have any Customer from which any received more than 2% of its respective revenues during their most recent full fiscal year. Since the date of the Company Balance Sheet, there has not been any material adverse change in the business relationship of the Company and its Subsidiaries with any Customers set forth in Schedule 4(w).

          (x) Intellectual Property. Except as set forth on Schedule 4(x), the Company has good title to or the right to use all material copyrights, patents, trademarks (registered or unregistered), trade names and service marks and applications therefor and other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection, necessary for the conduct of the Company's or any of its Subsidiary's business as currently conducted (collectively, "Company Intellectual Property"). Schedule 4(x) sets forth a list of the registered and unregistered trademarks owned or used by the Company and all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Schedule 4(x), the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.

          Except as set forth on Schedule 4(x), neither the Company nor any Subsidiary has granted any options, licenses or agreements of any kind relating to Company Intellectual Property listed in Schedule 4(x) or the marketing or distribution thereof. Neither the Company nor any Subsidiary is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other person, except as set forth in Schedule 4(x) and except for agreements relating to computer software licensed to the Company or any of its Subsidiaries in the ordinary course of business. Subject to the rights of third parties set forth in Schedule 4(x), and all Company Intellectual Property is free and clear of the claims of others and of all liens, security interests and encumbrances whatsoever. The conduct of the business of the Company as presently conducted does not violate, conflict with or infringe the intellectual property of any other person except where such infringement would not have a Company Material Adverse Effect. Except as set forth in Schedule 4(x), (i) no claims are pending, or to the knowledge of the Company, threatened, against the Company by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Company Intellectual Property and (ii) during the past two years the Company has not received any communications alleging that the Company or any of its Subsidiaries has violated any rights relating to intellectual property of any Person.

          (y) Company Actions. The Company has taken in the case of this Agreement and the HQ Merger, and in the case of the Second Step Plan of Merger and the Second Step Merger will take, all actions necessary on its part to render the restriction on business combinations contained in Section 203 of the Delaware Law inapplicable to this Agreement, the HQ Merger, the Second Step Plan of Merger and the Second Step Merger.

          (z) Environmental Liability. Except as set forth in Schedule 4(z), there are no legal, administrative or arbitral proceedings, claims, actions, causes of action or, to the Company's knowledge, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws, pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor to the knowledge of the Company is there any reasonable basis for any of the foregoing. During and to the knowledge of the Company prior to, the period of
(i) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) the Company's or any of its Subsidiaries' participation in the management of any property, or (iii) the Company's or any of its Subsidiaries' holding of a security interest in any property, there were no releases or threatened releases of Hazardous Materials in, on, under or affecting any such property other than releases made in accordance with applicable law. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law. As used in this Agreement, the term "Environmental Law" shall mean common law standards relating to environmental protection, human health or safety, and any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. As used in this Agreement, the term "Hazardous Materials" means any substance, material or waste that is regulated under any provision of Environmental Law by the United States, the foreign jurisdictions in which the party in question conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law. This Section contains the sole representation of the Company with respect to environmental matters.

          (aa)Brokers. No brokers or finders have acted for the Company in connection with this Agreement except for Hoak, Breedlove, Wesneski & Co.

          (bb)Organization and Standing; Capitalization. Immediately prior to the Effective Time, each of M Sub and Holdco will be a corporation duly organized, validly existing and in good standing under the laws of Delaware. The authorized capital stock of M Sub will consist of 1,000 shares of voting common stock, par value $.01 per share (the "M Sub Voting Common Stock"), of which 100 shares of M Sub Voting Common Stock will be duly authorized for issuance, and upon such issuance will be validly issued and outstanding, fully paid and nonassessible. All such issued and outstanding shares of M Sub Voting Common Stock will be owned as of record by Holdco. The authorized capital stock of Holdco will consist of 50,000,000 shares of voting common stock, par value $.01 per share ("Holdco Voting Common Stock"), and non-voting common stock, par value $.01 per share ("Holdco Non-Voting Common Stock"), and the shares of Holdco capital stock issued pursuant to the Second Step Merger will be validly issued and outstanding, fully paid and nonassessible. Prior to the effective time of the Second Step Merger, only Holdco Voting Common Stock will be issued and outstanding and all of such outstanding shares will be owned of record by the Company.

          (cc)No Prior Activities. Each of M Sub and Holdco will be formed for the purpose of effecting the Second Step Merger and the transactions contemplated by this Agreement and the Second Step Plan of Merger, and at the Effective Time neither M Sub nor Holdco will have any Subsidiaries (except that M Sub will be a Holdco Subsidiary) and neither will have undertaken any business or other activities other than in connection with this Agreement and the Second Step Plan of Merger and engaging in the transactions contemplated hereby and thereby.

          (dd)Investment Representation. Each stockholder of the Company who will be receiving Shares in the Second Step Merger will be receiving the shares of Holdco Voting Common Stock and/or Holdco Non-Voting Common Stock, as applicable, for his or its own account for investment only and not with a view towards distribution or resale. The Company reasonably believes that each such stockholder will either be an "accredited" investor within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or will have such knowledge and experience in financial and business matters that such stockholder is capable of evaluating the merits and risks of investment in the shares of Holdco Voting Common Stock and/or Holdco Non-Voting Common Stock, as applicable, and will be able to bear the economic risk of its investment in the Holdco Voting Common Stock or Holdco Non-Voting Common Stock. The Company will inform each such stockholder that any routine sale of such shares of Holdco Voting Common Stock and/or Holdco Non-Voting Common Stock, as applicable, made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of such Rule and further, that in case such Rule is not applicable to any sale of the shares of Holdco Voting Common Stock and/or Holdco Non-Voting Common Stock, as applicable, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. The Company will inform such stockholder that certificates representing the Shares issued pursuant to this Agreement shall bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT."

          (ee)There are no contingent payment obligations or "earn-outs" which are or may become payable in connection with center acquisitions made by the Company or any of its Subsidiaries prior to the date of this Agreement.

     (B) Representations and Warranties of CarrAmerica. CarrAmerica hereby represents and warrants to VANTAS as follows:

          (a) Authority. CarrAmerica has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of CarrAmerica and have been duly authorized by all other necessary corporate action on the part of CarrAmerica, including any requisite approval of the shareholders of CarrAmerica required under applicable law, the Certificate of Incorporation and the Bylaws of CarrAmerica. This Agreement has been duly executed and delivered by a duly authorized officer of CarrAmerica and constitutes a legal, valid and binding agreement of CarrAmerica, enforceable against CarrAmerica in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

          (b) No Conflicts; Consents. Except as set forth on Schedule 4(B)(b), the execution and delivery of this Agreement by CarrAmerica does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of CarrAmerica under, any provision of (i) the Certificate of Incorporation or By-laws of CarrAmerica, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which CarrAmerica is a party or by which it or any of its properties or assets is bound or (iii) subject to the expiration and termination of the applicable waiting periods under the HSR Act, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to CarrAmerica or any of its properties or assets.

     Section 5. (A) Representations and Warranties of VANTAS. VANTAS hereby represents and warrants to the Company as follows:

          (a) Organization and Standing; Books and Records.

               (i) VANTAS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Schedule 5(a) sets forth each Subsidiary of VANTAS and sets forth for each Subsidiary the state or other jurisdiction of organization of such Subsidiary and the percentage ownership of the Company with respect to each such Subsidiary. VANTAS and each of its Subsidiaries have all requisite corporate power and authority necessary to carry on their respective businesses as presently conducted and to enable each to own, lease or otherwise hold their respective properties and assets. VANTAS and each of its Subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of their respective business or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a VANTAS Material Adverse Effect (as herein defined).

               (ii) VANTAS has delivered to the Company true and complete copies of the Certificate of Incorporation and By-laws, each as amended to date, of VANTAS. The stock certificate and transfer books and the minute books of VANTAS (which have been made available for inspection by the Company prior to the execution and delivery of this Agreement) are true and complete.

          (b) Authority. VANTAS has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of the Company and have been duly authorized by all other necessary corporate action on the part of VANTAS, including the requisite approval of the shareholders of VANTAS required under applicable law, the Certificate of Incorporation and the By-laws of VANTAS. This Agreement has been duly executed and delivered by a duly authorized officer of VANTAS and constitutes a legal, valid and binding agreement of VANTAS, enforceable against VANTAS in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditor's rights. VANTAS has delivered to the Company true and correct copies of resolutions adopted by the Board of Directors of VANTAS and the shareholders of VANTAS, respectively, approving this Agreement and the transactions contemplated hereby.

          (c) No Conflicts; Consents. Except as set forth on Schedule 5(c), the execution and delivery of this Agreement by VANTAS does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a material loss of a benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of VANTAS or its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of VANTAS and its Subsidiaries (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which VANTAS or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to VANTAS or any of its Subsidiaries or any of their respective properties or assets. Except as set forth on Schedule 5(c), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to VANTAS or any of its Subsidiaries in connection with the execution, delivery and performance by VANTAS of this Agreement or the consummation of the transactions contemplated hereby, other than (A) compliance with and filings under the HSR Act, if applicable, (B) compliance with and filings under
Section 13(a) or 15(d), as the case may be, of the Exchange Act, (C) filing a certificate of merger or certificate of ownership and merger with the Secretary of States of the State of Delaware and the State of Nevada and (D) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as are set forth on Schedule 5(c) and (ii) as may be required under the "blue sky" laws of various states, to the extent applicable.

          (d) Capital Stock of VANTAS. The authorized capital stock of VANTAS consists (i) of 43,500,000 shares of VANTAS Common Stock, (ii) 33,500,000 shares of VANTAS Preferred Stock, of which the following shares have been designated: (a) 7,574,711 shares of Series A Stock; (b) 3,222,851 shares of Series B Stock; (c) 13,325,424 shares of Series C Stock; (d) 5,109,873 shares of Series D Stock; and (e) 2,677,158 shares of Series E Stock, of which 7,064,222 shares of VANTAS Common Stock, 7,574,711 shares of Series A Stock, 3,222,851 shares of Series B Stock, 13,325,424 shares of Series C Stock, 5,109,873 shares of Series D Stock and 2,677,158 shares of Series E Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as set forth in the previous sentence, there are no shares of capital stock or other equity securities of VANTAS outstanding. Except as set forth in Schedule 5(d), none of the shares of capital stock of VANTAS have been issued in violation of, or are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar right under any provision of applicable law, the certificate of incorporation or by-laws of VANTAS or any agreement, contract or instrument to which VANTAS is a party or by which it or any of its properties or assets is bound. Except as set forth on Schedule 5(d), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which VANTAS is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of VANTAS or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of VANTAS. There are no equity securities of VANTAS reserved for issuance for any purpose except for securities reserved for issuance for the purposes set forth on Schedule 5(d). There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of VANTAS may vote.

          (e) VANTAS Actions. VANTAS has taken all actions necessary on its part to render the restriction on business combinations contained in Section
78.438 of the Nevada Law inapplicable to this Agreement and the HQ Merger.

          (f) VANTAS Financial Statements. (i) Schedule 5(f) sets forth (A) the consolidated unaudited balance sheet of VANTAS as of September 30, 1999 (the "VANTAS Balance Sheet"), and the consolidated unaudited statement of income of VANTAS for the 9 month period ended September 30, 1999, together with the notes to such financial statements, and (B) the consolidated audited balance sheets of VANTAS as of June 30, 1997, June 30, 1998 and December 31, 1998, and the consolidated audited statements of income of VANTAS for the six months ended December 31, 1998 and the years ended June 30, 1997 and June 30, 1998, together with the notes to such financial statements (the financial statements described in clauses (A) and (B) above, together with the notes to such financial statements, are collectively referred to herein as the "VANTAS Financial Statements"). The VANTAS Financial Statements are in all material respects in accordance with the books and records of VANTAS and its consolidated Subsidiaries and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated (except in each case as described in the notes thereto) and on that basis fairly present in all material respects (subject, in the case of the unaudited statements referred to in (A) above, to normal, recurring year-end adjustments) the financial condition and results of operations of VANTAS as of the respective dates thereof and for the respective periods indicated.

               (ii) VANTAS and its consolidated Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, threatened or otherwise), except (A) as disclosed, reflected or reserved against in the VANTAS Balance Sheet and the notes thereto,
     (B) items set forth in Schedule 5(f), (C) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the VANTAS Balance Sheet that would not, individually or in the aggregate, result in a VANTAS Material Adverse Effect and (D) Taxes (as defined in Section 4(l)) with respect to the period after the date of the VANTAS Balance Sheet.

               (iii) Except as set forth in Schedule 5(f), the amount of all accounts receivable, including unbilled invoices which are reflected as accounts receivable on the VANTAS Financial Statements, due, or recorded in the VANTAS Balance Sheet as being due to VANTAS and its Subsidiaries (less the amount of any provision or reserve therefor made in the VANTAS Balance Sheet), are fully collectible in the normal course of business.

          (g) Real Property.

               (i) None of VANTAS or any of its Subsidiaries owns any real property or interests in real property, other than VANTAS Real Property Leases (as defined below). Schedule 5(g) sets forth a complete list of all real property and interests in real property leased or otherwise held by VANTAS or any of its Subsidiaries (individually, a "VANTAS Real Property Lease" and the real properties specified in such leases, being referred to herein individually as a "VANTAS Property" and collectively as the "VANTAS Properties") as lessee, and VANTAS has provided a true and accurate summary of the VANTAS Real Property Leases that indicate for each such VANTAS Real Property Lease (i) location, (ii) rent, (iii) term,
     (iv) square footage of space demised thereunder, and (v) whether or not the consent of the landlord is required in order for the HQ Surviving Corporation to be able to succeed to the rights of the tenant under such VANTAS Real Property Lease. VANTAS Property constitutes all interests in real property currently used or currently held for use in connection with the business of VANTAS and its Subsidiaries and which are necessary for the continued operation of the business of VANTAS and its Subsidiaries as the business is currently conducted. Each VANTAS Real Property Lease is valid, binding, enforceable and in full force and effect, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights. VANTAS and each of its Subsidiaries has performed in all material respects all obligations required to be performed by them under each VANTAS Real Property Lease. Other than the consents set forth on the summary referred to above, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default in any material respect on the part of VANTAS or any of its Subsidiaries under any such VANTAS Real Property Lease. To VANTAS' knowledge, each other party to each VANTAS Real Property Lease has in all material respects performed all obligations required to be performed by it and no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a default in any material respect on the part of such other party under any such VANTAS Real Property Lease. All of the VANTAS Properties, buildings, fixtures and improvements thereon owned or leased by VANTAS or any of its Subsidiaries are in good operating condition and repair (subject to normal wear and tear).

               (ii) VANTAS and its Subsidiaries have all material certificates of occupancy and material permits and licenses of any Governmental Entity necessary for the current use and operation of VANTAS Properties, and VANTAS and its Subsidiaries have complied with all material conditions of such permits and licenses applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such material permit or license, other than defaults or violations which, individually or in the aggregate, would not be reasonably likely to have a VANTAS Material Adverse Effect. For purposes of this Agreement, a "VANTAS Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of VANTAS and its Subsidiaries, taken as a whole, other than any such effect which could reasonably be expected to result from the disclosure of the existence of this Agreement and the transactions contemplated hereby (which shall not include any effect on the operation of the business of VANTAS or on the continued compliance by VANTAS and its Subsidiaries with Applicable Laws and their respective contracts) to the persons set forth on Schedule 5(h).

               (iii) There does not exist any actual or, to the knowledge of VANTAS, threatened or contemplated condemnation or eminent domain proceedings that affect any VANTAS Property or any part thereof, and none of VANTAS or any of its Subsidiaries has received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

          (h) Litigation. Except as set forth in Schedule 5(h), there is no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity or any private arbitration tribunal now pending, or, to the knowledge of VANTAS, threatened, against, relating to or affecting VANTAS or its Subsidiaries or any of their respective properties, employees, assets or business or the transactions contemplated by this Agreement. Except as set forth in Schedule 5(h), to the knowledge of VANTAS there is no basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry which, individually or in the aggregate, may reasonably be expected to have a VANTAS Material Adverse Effect. Except as set forth in Schedule 5(h), none of VANTAS, its Subsidiaries or any of the directors, officers or employees of VANTAS or its Subsidiaries have been permanently or temporarily enjoined or prohibited by judgment, order or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the businesses engaged in by VANTAS and its Subsidiaries. VANTAS is not operating under, subject to or in default with respect to any judgment, order or decree of any Governmental Entity enjoining or prohibiting VANTAS or its Subsidiaries from taking, or requiring VANTAS or any of its Subsidiaries to take, any action of any kind or to which VANTAS, any of its Subsidiaries or any of their respective properties or assets is subject or bound.

          (i) Insurance. Schedule 5(i) lists all policies of fire and casualty, liability and other forms of insurance maintained or held by VANTAS and its Subsidiaries, which policies are in such amounts, and with such deductibles and which insure against such risks and losses as are customary for the business conducted by VANTAS and its Subsidiaries. All such policies are in full force and effect and are sufficient for compliance by VANTAS and its Subsidiary with all their respective agreements, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of VANTAS and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          (j) Taxes.

               (i) VANTAS is a Subchapter C corporation as defined in the Code.

               (ii) In the last two years, the only jurisdictions where VANTAS and its Subsidiaries have filed any income tax returns are with the Federal government of the United States of America and with the States set forth on Schedule 5(j).

               (iii) (A) VANTAS and its Subsidiaries have (x) duly filed with the appropriate Governmental Entities all Tax Returns required to be filed by them on or prior to the date hereof (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and such Tax Returns are true, correct and complete in all material respects and (y) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes for all periods ending through the date hereof, except where the failure to file such Tax Returns or pay such Taxes would not have a VANTAS Material Adverse Effect; (B) there are no liens for Taxes upon the assets of VANTAS and its Subsidiaries, except for statutory liens for current Taxes not yet due; (C) VANTAS and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; (D) no Federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of VANTAS or its Subsidiaries, and none of VANTAS and its Subsidiaries have received notice of any pending audits or proceedings; (E) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against VANTAS or its Subsidiaries; (F) none of VANTAS or its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes; and (G) no power of attorney has been executed by VANTAS or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

          (k) Benefit Plans.

               (i) Schedule 5(k) sets forth a list and brief description of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other Benefit Plans maintained by VANTAS or any of its Subsidiaries for the benefit of any director, officer or employee of VANTAS or any of its Subsidiaries. VANTAS has delivered or made available to the Company true, complete and correct copies of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) including all amendments and summaries of material modifications, (B) the most recent annual report on Form 5500 (together with all schedules and exhibits filed therewith) filed with the IRS with respect to each Benefit Plan (if any such report was required) and the most recent summary annual report distributed to participants with respect to each Benefit Plan for which a summary annual report is required and (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required. None of the Benefit Plans are subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code and VANTAS and its Subsidiaries have not previously maintained or contributed to (or been required to maintain or contribute to) any plan which was subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code with respect to which VANTAS or any of its Subsidiaries could have any liability therefor.

               (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. VANTAS, its Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code and all other applicable law and all employer-employee contributions have been timely made to such plans. There are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of VANTAS, threatened against or involving any Benefit Plan and, to the knowledge of VANTAS, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

               (iii) Except as provided in Schedule 5(k), all Benefit Plans that are "employee pension benefits plans" (as defined in Section 3(2) of ERISA) (the "Pension Plans") have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or timely applications for such letters are currently pending with the IRS, and no such determination letter has been revoked nor, to the knowledge of VANTAS, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification.

               (iv) None of the Benefit Plans that are "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) provide for post-retirement medical or dental insurance benefits, the cost of which is not entirely borne by the retirees eligible therefor.

               (v) Except as set forth in Schedule 5(k), no director, officer or employee or former director, officer or employee of VANTAS or any of its Subsidiaries will become entitled to payment or accelerated vesting of any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

          (l) Disclosure. No statement contained in any document to be furnished by VANTAS to any holder of VANTAS Common Stock or VANTAS Preferred Stock for purposes of apprising the holders thereof of the execution and delivery of this Agreement and the transactions contemplated hereby will contain any untrue statement of a material fact or will omit to state any material fact necessary, in the light of the circumstances under which it will be made, in order to make the statements therein not misleading or in order to provide any information required to be provided in such document.

          (m) Equity Interests. Except as set forth in Schedule 5(m) and the other schedules hereto, none of VANTAS or its Subsidiaries directly or indirectly owns any capital stock of or other equity interests in any corporation, partnership or other person, and neither VANTAS nor any of its Subsidiaries is a member of or participant in any partnership, joint venture or similar person.

          (n) Investment Company. None of VANTAS or any of its Subsidiaries is registered or required to be registered as an investment company under the Investment Company Act nor is VANTAS or any of its Subsidiaries registered or required to be registered as an investment company in any similar capacity under the laws of any state.

          (o) Contracts. Except as set forth in Schedule 5(o) or 5(k), none of VANTAS or its Subsidiaries is a party to or otherwise bound by any contract, agreement or arrangement which has an aggregate future liability in excess of $250,000 individually. Except as set forth in Schedule 5(o), all agreements, contracts, leases, subleases, licenses, options, instruments or arrangements of VANTAS or any of its Subsidiaries parties thereto listed in the Schedules hereto (collectively, the "VANTAS Contracts") are valid, binding and in full force and effect and are enforceable by VANTAS and each of its Subsidiaries in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights. Except as set forth in Schedule 5(o), VANTAS and its Subsidiaries have performed in all material respects all obligations required to be performed by them to date under material VANTAS Contracts and none are (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the VANTAS's knowledge, no other party to any material VANTAS Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          (p) Restrictions and Agreements. Except as set forth in Schedule 5(p), (i) none of VANTAS or any of its Subsidiaries is a party to, nor is VANTAS or any of its Subsidiaries or any of their respective properties or assets subject to or bound by, any judgment, order or decree of any Governmental Entity which has or is reasonably likely to have, individually or in the aggregate, a VANTAS Material Adverse Effect, and (ii) none of VANTAS or any of its Subsidiaries is a party to nor are any of their respective properties or assets subject to or bound by, any contract, agreement or other instrument, which, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, has or is reasonably likely to have, individually or in the aggregate, a VANTAS Material Adverse Effect.

          (q) Absence of Changes or Events. Since the date of the VANTAS Balance Sheet, there has not been any VANTAS Material Adverse Effect or any development or change in circumstances that is reasonably likely to result in a VANTAS Material Adverse Effect. Except as set forth in Schedule 5(q) or as otherwise contemplated or permitted by this Agreement, since the date of the VANTAS Balance Sheet, the business of VANTAS and its Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted, and none of VANTAS or any of its Subsidiaries has (i) declared or paid any dividend or made any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock, (ii) redeemed or otherwise acquired any shares of its capital stock or issued any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, (iii) adopted or materially amended any Benefit Plan (as defined in Section 4(r)), except as required by law, or entered into or amended any employment, severance or consulting agreement, contract or similar arrangement, (iv) granted to any director, officer or employee any increase in compensation or benefits, except for increases for any such director, officer or employee in the ordinary course of business consistent with past practice or as may be required under existing agreements, (v) incurred or assumed any liability, obligation or indebtedness for borrowed money or guaranteed any such liability, obligation or indebtedness, (vi) permitted, allowed or suffered any of its assets to become subject to any mortgage, security interest, lien or other similar restriction of any nature whatsoever, (vii) cancelled any indebtedness or waived any claims or rights of substantial value, except for customer trade adjustments in the ordinary course of business that do not exceed $25,000 individually or $200,000 in the aggregate, or (viii) entered into, or modified, amended, terminated or permitted the lapse of, any VANTAS Real Property Lease (as defined herein) or other material agreement relating to real property.

          (r) Compliance with Applicable Laws. Except as set forth on Schedule 5(r), VANTAS and its Subsidiaries are in compliance in all material respects with all Applicable Laws. Except as set forth in Schedule 5(r), none of VANTAS or any of its Subsidiaries has received any written communication during the past two years from a Governmental Entity that alleges that VANTAS or any of its Subsidiaries are not in compliance in any material respect with any Applicable Laws.

          (s) Transactions with Affiliates. Except as set forth in Schedule 5(s), none of the VANTAS Contracts between VANTAS and/or its Subsidiaries, on the one hand, and any Affiliate of VANTAS, on the other hand, will continue in effect subsequent to the Closing. Except as set forth in Schedule 5(s), after the Closing no Affiliate of VANTAS will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of VANTAS. Except as set forth in Schedule 5(s), no Affiliate of VANTAS has any direct or indirect ownership interest in any person in which VANTAS and/or any of its Subsidiaries has any direct or indirect ownership interest or with which VANTAS and/or any of its Subsidiaries competes.

          (t) Environmental Liability. Except as set forth in Schedule 5(t), there are no legal, administrative or arbitral proceedings, claims, actions, causes of action or, to VANTAS' knowledge, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on VANTAS or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws, pending or, to the knowledge of VANTAS, threatened against VANTAS or any of its Subsidiaries, nor to the knowledge of VANTAS is there any reasonable basis for any of the foregoing. During and to the knowledge of VANTAS prior to, the period of (i) VANTAS' or any of its Subsidiaries' ownership or operation of any of their respective current properties, (ii) VANTAS' or any of its Subsidiaries' participation in the management of any property, or (iii) VANTAS' or any of its Subsidiaries' holding of a security interest in any property, there were no releases or threatened releases of Hazardous Materials in, on, under or affecting any such property other than releases made in accordance with applicable law. Neither VANTAS nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation pursuant to or under any Environmental Law. This section contains the sole representation of VANTAS with respect to environmental matters.

          (u) SEC Documents. Except as set forth on Schedule 5(u), VANTAS has timely filed all required reports, forms and other documents with the SEC since January 8, 1999 (the "VANTAS SEC Documents"). Except as set forth on
Schedule 5(u), as of their respective dates, and giving effect to any amendments thereto, (a) the VANTAS SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and (b) none of the VANTAS SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (v) Financial Capability. VANTAS has received and accepted a commitment letter (the "Commitment Letter") from UBSAG, Stamford Branch, dated as of January 20, 2000, to make available credit facilities to the HQ Surviving Corporation of between $350 million and $400 million which, when taken together with equity investments of RSI or potential third parties, will provide sufficient funds to consummate the Merger and the other transactions contemplated by this Agreement, the Stock Purchase Agreement and the UK Agreement. The Commitment Letter is in full force and effect and VANTAS has performed in all material respects its obligations thereunder.

          (w) Intentionally Omitted.

          (x) Investment Representations. Each stockholder of VANTAS who will be receiving Shares in the HQ Merger will be receiving the Shares for his or its own account for investment only and not with a view towards distribution or resale. VANTAS reasonably believes that each such stockholder will either be an "accredited" investor within the meaning of Rule 501 promulgated under the Securities Act or will have such knowledge and experience in financial and business matters that such stockholder is capable of evaluating the merits and risks of an investment in, and is able to bear the economic risk of an investment in, and bearing the risk of investment in the Shares. VANTAS will inform each such stockholder that any routine sale of such Shares made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of such Rule and further, that in case such Rule is not applicable to any sale of the Shares, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. VANTAS will inform such stockholder that certificates representing the Shares issued pursuant to this Agreement shall bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT."

          (y) Stockholders Agreement. On or prior to the Effective Time, the Fifth Amended and Restated Stockholders' Agreement, dated as of July 29, 1999, by and among VANTAS and certain other parties thereto shall be of no further force and effect.

     (B) Representations and Warranties of RSI. RSI hereby represents and warrants to the Company as follows:

          (a) Authority. RSI has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of RSI and have been duly authorized by all other necessary corporate action on the part of RSI, including the requisite approval of the shareholders of RSI required under applicable law, the Certificate of Incorporation and the Bylaws of RSI. This Agreement has been duly executed and delivered by a duly authorized officer of RSI and constitutes a valid and binding agreement of RSI, enforceable against RSI in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally including such general equitable principles as may apply in the enforcement of creditors' rights.

          (b) No Conflicts; Consents. Except as set forth on Schedule 5(B)(b), the execution and delivery of this Agreement by RSI does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of RSI under, any provision of (i) the Certificate of Incorporation or By-laws of RSI, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which RSI is a party or by which it or any of its properties or assets is bound or (iii) subject to the expiration and termination of the applicable waiting periods under the HSR Act, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to RSI or any of its properties or assets.

     Section 6. Covenants of the Company. The Company and, as applicable, CarrAmerica covenant and agree as follows:

          (a) Access. Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, give RSI and VANTAS and their respective officers, employees, representatives, counsel financing sources and accountants and their respective counsel, auditors and authorized representatives full access, during normal business hours and upon reasonable notice, to the personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining thereto of the Company and its Subsidiaries and shall request, and shall use commercially reasonable efforts to cause, its employees, counsel, auditors and financial advisors to cooperate with RSI and VANTAS in their preparation of any rating agency presentation materials, private placement prospectus or offering memorandum, syndication book or similar marketing materials ("Financing Materials") in connection with a transaction to sell securities of the Company in connection with the HQ Merger or obtain a credit facility to finance VANTAS's obligations pursuant to the UK Agreement and RSI's obligations pursuant to the Stock Purchase Agreement and in their investigation of the business of the Company and its Subsidiaries, including by furnishing copies of data or information pertaining to the business of the Company and its Subsidiaries on a confidential basis for purposes of due diligence or, with the prior written approval of the Company, which approval will not be unreasonably withheld, for inclusion in any Financing Materials in connection with a transaction to sell securities of the Company in connection with the HQ Merger or obtain a bank credit facility to finance VANTAS's obligations pursuant to the UK Agreement and RSI's obligations pursuant to the Stock Purchase Agreement. Prior to the Closing, the Company shall, and shall cause its Subsidiaries, officers and employees to, furnish to RSI and VANTAS and their respective officers, employees, representatives, counsel and accountants such financial, tax and operating data and other information with respect to the business, properties and assets of the Company and its Subsidiaries as RSI and VANTAS or any such person shall from time to time reasonably request, and the Company shall, and shall cause its Subsidiaries, directors, officers and employees to, cooperate with, and the Company shall request its independent public accountants and independent legal counsel to cooperate with, RSI and VANTAS and their respective officers, employees, representatives, counsel and accountants so as to enable VANTAS to be kept fully informed with respect to the business, assets, financial condition, results of operations and prospects of the Company.

          (b) Ordinary Conduct. Except as set forth in the capital expenditure and operating budget (the "CapEx Budget") of the Company attached hereto as part of Schedule 6(b) or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, the Company and each of its Subsidiaries shall continue to conduct their business in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve its relationships with customers and others with whom it deals, including the incurrence of expenditures in connection with the continued development of committed centers covered by the CapEx Budget. Notwithstanding anything to the contrary herein, the Company may use available cash to repay indebtedness of the Company on which it is the primary obligor, including without limitation outstanding principal and accrued and unpaid interest under the Company's line of credit with Morgan Guaranty Trust Company ("the Morgan Line"). The Company and its Subsidiaries shall not take any action that would, or that could reasonably be expected to, result in (A) any of the representations and warranties (including, but not limited to, those set forth in Section 4(A)(j)) of the Company set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect, (B) any of such representations and warranties that are not so qualified becoming untrue or incorrect in any material respect or (C) any of the conditions to the HQ Merger set forth in
Section 9 not being satisfied. In addition, except as set forth in the Company CapEx Budget or Schedule 6(b) or otherwise expressly permitted by the terms of this Agreement, the Company and its Subsidiaries shall not do any of the following without the prior written consent of VANTAS:

               (i) Except in connection with the amendments to its certificate of incorporation to be implemented by the Company prior to the Effective Time, such amendments being substantially in the form attached hereto as Exhibit B-1 and Exhibit B-1 (the "Recapitalization Amendments"), adjust, split, combine or reclassify any of its capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, membership or partnership interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or membership or partnership interests; issue, deliver or sell any shares of its capital stock or membership or partnership interests or any securities convertible into or exercisable for, or any rights, options or warrants to acquire, any such shares or securities (whether for cash or property) to any person;

               (ii) sell, lease, transfer, or otherwise dispose of, or subject to any Lien, any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in bona fide arm's length transactions made in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule 4(o);

               (iii) incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a wholly owned Subsidiary) except pursuant to contracts or agreements listed in Schedule 4(o);

               (iv) make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity except pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule 4(o);

               (v) make any material change in any Company Real Property Lease or other contracts or enter into, renew, terminate or permit to be terminated any Company Real Property Lease or any other contract or agreement that calls for aggregate annual payments of $25,000 or more and which either (i) is not terminable by the Company or its Subsidiary, as applicable, at will on 60 days or less notice without payment of a penalty or (ii) has a term of more than six months;

               (vi) except in the ordinary course of business consistent with past practices (but in no event greater than 10% as to any employee (other than senior management that is entitled to increases of up to 30% of their respective base salaries)) increase the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan or agreement to which any such employees are or become a party, materially amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation except for accelerations required by any existing plan or agreement set forth on Schedule 4(r);

               (vii) make any loans, advances or capital contributions to any other person, other than loans and advances to Subsidiaries;

               (viii) make any capital expenditures in excess of (A) $25,000 individually or (B) $100,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair not to exceed in the aggregate $250,000;

               (ix) disburse any cash held in acquisition indemnity escrows other than in accordance with the terms thereof;

               (x) settle any claim, action or proceeding involving money damages except in the ordinary course of business consistent with past practice for settlements for monetary damages that in any event do not, individually or in the aggregate with any other such settlements, exceed $100,000; provided, however, that notwithstanding the foregoing, in no event may the Company settle such claim, action or proceeding without VANTAS' prior written consent if such settlement imposes any ongoing duties, obligations or liabilities on the Company which can reasonably be expected to require the Company to incur liabilities in excess of $100,000 or unduly impair the conduct of the Company's business;

               (xi) take any action that would prevent or impede the HQ Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code; provided that, entering into this Agreement and/or consummating the HQ Merger and the other transactions contemplated by this Agreement and the other agreements entered into in connection herewith and referenced herein shall not in any event be considered to result in a breach of this covenant;

               (xii) except in connection with the filing of the Recapitalization Amendments, amend (a) its Certificate of Incorporation, By-laws or similar governing documents or (b) upon their respective filing or adoption, as applicable, any of the Holdco Charter (as herein defined), the M Sub Charter (as herein defined), the Holdco By-Laws (as herein defined) or the M Sub By-Laws (as herein defined), as the case may be;

               (xiii) enter into any new line of business;

               (xiv) enter into or perform any commitment, contractual obligation, borrowing, capital expenditure or other transaction (except pursuant to agreements in force as of the date of this Agreement and listed on Schedule 4(u)) with any officer, director, consultant or Affiliate of the Company or any of its Subsidiaries;

               (xv) make any changes in its accounting methods, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by such party's independent public accountants; or

               (xvi) agree to, or make any commitment to, do any of the foregoing.

     The Company recognizes that the agreements contained in this Section
6(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements, VANTAS would not enter into this Agreement; accordingly, in the event of the breach by the Company of the terms of this
Section 6(b), VANTAS shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, to enforce the specific performance thereof by the Company, to enjoin the Company from actions or omissions in violation of this Section 6(b) or to otherwise obtain preliminary injunctive relief (without the necessity to post a bond) from such actions or omissions.

          (c) Confidentiality. Each of CarrAmerica and the Company shall keep all information provided to it or any of its representatives pursuant to this Agreement confidential, and each of CarrAmerica and the Company shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants and consultants of CarrAmerica and/or the Company who reasonably need to have access to the confidential information and (i) in the case of directors, officers, employees, legal advisors and the principal accountants of CarrAmerica and/or the Company, who are advised of the confidential nature of such information, and (ii) in the case of any financial advisors, other accountants or consultants of CarrAmerica and/or the Company, who execute an agreement with RSI agreeing to maintain confidentiality of such information; provided, however, the foregoing obligation of CarrAmerica and the Company shall (A) not relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by CarrAmerica and/or the Company or by Persons to whom CarrAmerica and/or the Company has made such information available, or (ii) is or becomes available to CarrAmerica and/or the Company on a non-confidential basis from a third party that is not, to CarrAmerica's and the Company's knowledge, bound by any other confidentiality agreement with VANTAS of CarrAmerica and/or RSI or (B) not prohibit disclosure of any information if CarrAmerica and/or the Company believe in good faith that disclosure is required by law, rule, regulation, court order or other legal or governmental process (including SEC or GAAP reporting requirements) or if CarrAmerica and/or the Company believe in good faith that disclosure is advisable to explain a material deviation from its expected financial results that arises from the transactions contemplated hereby; provided, further that in the case of a disclosure described in clause (B) above, CarrAmerica and/or the Company shall (i) give prior notice to RSI of any such disclosure and (ii) consult with RSI prior to making such disclosure. Notwithstanding anything to the contrary contained herein, the covenant of CarrAmerica set forth in this
Section 6(c) shall terminate 3 years after the Closing Date.

          (d) Other Transactions. From the date of execution and delivery of this Agreement until the earlier of the termination of this Agreement pursuant to Section 14 or the Closing, neither CarrAmerica nor the Company shall, nor shall either of them permit any of their respective employees, directors, officers or representatives to, directly or indirectly, solicit, initiate, encourage or otherwise facilitate, any proposal from any person (other than VANTAS or RSI) concerning a merger with or consolidation of the Company, a sale of securities of the Company, a sale of all or a substantial portion of the assets of the Company, or any similar transaction (an "Alternative Proposal"). Unless all of the stockholders of the Company have entered into the Stock Purchase Agreement or otherwise consented to this Agreement, the foregoing will not prevent the Company, or any of its officers, directors, employers, or representatives, from engaging in discussions with anyone making an unsolicited proposal for an Alternative Proposal for the purpose of ascertaining the price and other material terms being offered in an Alternative Proposal to the extent not apparent on the face of the Alternative Proposal in the form submitted or for the purpose of determining whether the Adjustment Conditions have been satisfied; provided, however, that no such discussion with any third party shall occur without a representative of RSI attending (but not participating in) such discussions. Notwithstanding anything to the contrary contained herein, in no event shall CarrAmerica or the Company or any of their respective employees, directors, officers, or representatives enter into negotiations with any third party in connection with or concerning any Alternative Proposal. It is understood that any violation of the restrictions set forth in the preceding sentence by any employee, director, officer or representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6(d) by CarrAmerica and the Company. In the event that CarrAmerica or the Company receives a proposal for an Alternative Proposal, CarrAmerica and the Company shall promptly notify VANTAS of such proposal. CarrAmerica and the Company acknowledge and agree that nothing in this Section 6(d) shall be construed to alter, amend, limit or otherwise modify the obligations of CarrAmerica and the Company to consummate the HQ Merger and the transactions contemplated by the Stock Purchase Agreement, the UK Agreement and this Agreement in accordance with the terms and conditions hereof and thereof.

          (e) Supplemental Disclosure. Each of CarrAmerica and the Company shall give prompt notice to VANTAS and RSI of (i) any representation or warranty made by CarrAmerica or the Company contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by the Company or CarrAmerica to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (f) Interim Financial Statements. Within 45 days after the end of each calendar month beginning with the month ended December 31, 1999 until the Closing, the Company will furnish to VANTAS an unaudited balance sheet of the Company as of the last day of such period and the comparable period in the preceding fiscal year and the related statements of income for the period then ended and the comparable period in the preceding fiscal year, in each case certified by the chief financial officer of the Company. All such financial statements shall be in all material respects in accordance with the books and records of the Company and prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated and on that basis fairly present in all material respects, subject to normal, recurring year-end adjustments, the financial condition and results of operations of the Company as of the dates thereof and for the periods indicated.

          (g) Corporate Name. The Company shall not permit or suffer any other person (other than itself and any person authorized by the HQ Surviving Corporation) to use the name "HQ Global Workplaces, Inc." and "OmniOffices, Inc." or any variation thereof using the words "HQ Global Workplaces, Inc." or "OmniOffices, Inc." for any purpose whatsoever.

          (h) Stockholders Agreement. The Company shall cause the Amended and Restated Stockholders Agreement, dated September 29, 1998, by and among the Company, CarrAmerica and certain other stockholders (the "HQ Stockholders Agreement") to be terminated and of no further force or effect at or prior to the Effective Time.

          (i) M Sub and Holdco. The Company shall cause the formation of each of Holdco and M Sub by filing with the Secretary of State of the State of Delaware a certificate of incorporation in substantially the same form as the certificate of incorporation, as amended, of HQ Surviving Corporation for Holdco (the "Holdco Charter") and a certificate of incorporation for M Sub (the "M Sub Charter") mutually satisfactory to the parties hereto, and shall cause each of M Sub and Holdco to adopt by-laws, substantially in the form of the by-laws of HQ Surviving Corporation. The Company shall cause M Sub and Holdco to have a sufficient number of shares of M Sub Voting Common Stock, Holdco Voting Common Stock and Holdco Non-Voting Common Stock to be authorized and unissued to effectuate the terms and conditions of the Second Step Merger. Other than the shares of M Sub Voting Common Stock issued to Holdco and the shares of Holdco Voting Common Stock issued to the Company and shares of Holdco Voting Common Stock and Holdco Non-Voting Common Stock to be issued in the Second Step Merger, the Company shall cause no additional shares of M Sub Voting Common Stock, Holdco Voting Common Stock or Holdco Non-Voting Common Stock to be issued by M Sub or Holdco.

          (j) Holdco Board of Directors. On or prior to the time the Second Step Certificate of Merger (as herein defined) is filed with the Secretary of State of the State of Delaware, the Company shall cause those persons set forth on Schedule 1(e) hereto to be appointed to the Holdco Board of Directors to serve until such time as their successors are duly elected or qualified.

          (k) Line of Credit. If and only to the extent funds or credit provided by VANTAS are available therefor, at or immediately prior to the Effective Time, the Company shall repay all indebtedness for borrowed money (which shall not include capitalized lease obligations of the Company), including any accrued and unpaid interest thereon, of the Company that is outstanding as of the Closing Date, including without limitation amounts due and owing under the Morgan Line.

          (l) Assumption of Obligations. The Company shall not assume, pay or otherwise satisfy any liability or obligation for which, as of the date hereof, CarrAmerica is primarily liable.

     Section 7. Covenants of VANTAS. VANTAS and, as applicable, RSI covenant and agree as follows:

          (a) Access. Prior to the Closing, RSI shall cause VANTAS and its Subsidiaries to give CarrAmerica and the Company and their respective officers, employees, representatives, counsel and accountants full access, during normal business hours and upon reasonable notice, to the personnel, properties, financial statements, contracts, books, records, working papers and other relevant information pertaining thereto of VANTAS and its Subsidiaries. Prior to the Closing, RSI shall cause VANTAS and its Subsidiaries, officers and employees to furnish to CarrAmerica and the Company and their respective officers, employees, representatives, counsel and accountants such financial, tax and operating data and other information with respect to the business, properties and assets of VANTAS and its Subsidiaries as CarrAmerica and the Company shall from time to time reasonably request, and shall cause VANTAS and its Subsidiaries, directors, officers and employees to cooperate with, and VANTAS shall request its independent public accountants and independent legal counsel to cooperate with, CarrAmerica and the Company and their respective officers, employees, representatives, counsel and accountants so as to enable CarrAmerica and the Company to become fully informed with respect to the business, assets, financial condition, results of operations and prospects of VANTAS and its Subsidiaries.

          (b) Ordinary Conduct. Except as set forth in the capital expenditure and operating budget of VANTAS (the "VANTAS CapEx Budget") attached hereto as part of Schedule 7(b) or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, VANTAS and each of its Subsidiaries shall continue to conduct their business in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve its relationships with customers and others with whom it deals, including the incurrence of expenditures in connection with the continued development of committed centers covered by the VANTAS CapEx Budget. Notwithstanding anything to the contrary contained herein, VANTAS may use available cash to repay indebtedness of VANTAS on which it is the primary obligor, including, without limitation, outstanding principal and accrued and unpaid interest pursuant to the Paribas Line (as herein defined). VANTAS and each of its Subsidiaries shall not take any action that would, or that could reasonably be expected to, result in (A) any of the representations and warranties (including, but not limited to, those set forth in Section 5(f)) of VANTAS set forth in this Agreement that are qualified as to materiality becoming untrue or incorrect,
(B) any of such representations and warranties that are not so qualified becoming untrue or incorrect in any material respect or (C) any of the conditions to the HQ Merger set forth in Section 9 not being satisfied. In addition, except as set forth in the VANTAS Cap Ex Budget or Schedule 7(b), VANTAS and its Subsidiaries shall not do any of the following without the prior written consent of the Company:

               (i) adjust, split, combine or reclassify any of its capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock, membership or partnership interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or membership or partnership interests; issue, deliver or sell any shares of its capital stock or membership or partnership interests or any securities convertible into or exercisable for, or any rights, options or warrants to acquire, any such shares or securities (whether for cash or property) to any person;

               (ii) sell, lease, transfer, or otherwise dispose of, or subject to any Lien, any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in bona fide arm's length transactions made in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule 7(b);

               (iii) incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a wholly owned Subsidiary) except (i) pursuant to contracts or agreements listed in Schedule 7(b) or
     (ii) to finance any transaction permitted under Section 7(b)(iv)(ii) or pursuant to agreements entered into in connection with the financing of any transaction set forth in Schedule 7(b)(iv);

               (iv) make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity except (i) pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule 7(b) or (ii) such acquisitions or investments not to exceed $10 million in the aggregate;

               (v) make any material change in any VANTAS Real Property Lease or other contracts or enter into, renew, fail to renew, terminate or permit to be terminated any VANTAS Real Property Lease or any other contract or agreement that calls for aggregate annual payments of $25,000 or more and which either (i) is not terminable by the Company or its Subsidiary, as applicable, at will on 60 days or less notice without payment of a penalty or (ii) has a term of more than six months;

               (vi) except in the ordinary course of business consistent with past practices (but in no event greater than 10% as to any employee (other than senior management that is entitled to increases of up to 30% of their respective base salaries)), increase the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan or agreement to which any such employees are or become a party, materially amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation except for accelerations required by any existing plan or agreement set forth on Schedule 5(k);

               (vii) make any loans, advances or capital contributions to any other person, other than loans and advances to Subsidiaries;

               (viii) make any capital expenditures in excess of (A) $25,000 individually or (B) $100,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair not to exceed in the aggregate $250,000;

               (ix) Intentionally Omitted;

               (x) settle any claim, action or proceeding involving money damages except in the ordinary course of business consistent with past practice for settlements for monetary damages that in any event do not, individually or in the aggregate with any other such settlements, exceed $100,000;

               (xi) take any action that would prevent or impede the HQ Merger from qualifying as a reorganization within the meaning of Section 368(a)(1) of the Code; provided that, entering into this Agreement and/or consummating the HQ Merger and the other transactions contemplated by this Agreement and the other agreements entered into in connection herewith and referenced herein shall not in any event be considered to result in a breach of this covenant;

               (xii) amend its Certificate of Incorporation, By-laws or similar governing documents, as the case may be;

               (xiii) enter into any new line of business other than related e-commerce services;

               (xiv) enter into or perform any commitment, contractual obligation, borrowing, capital expenditure or other transaction (except pursuant to agreements in force as of the date of this Agreement and listed on Schedule 5(s)) with any officer, director, consultant or Affiliate of VANTAS or any of its Subsidiaries;

               (xv) make any changes in its accounting methods, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by such party's independent public accountants; or

               (xvi) agree to, or make any commitment to, do any of the foregoing.

     VANTAS recognizes that the agreements contained in this Section 7(b) are an integral part of the transactions contemplated by this Agreement and that without these agreements, the Company would not enter into this Agreement; accordingly, in the event of the breach by the VANTAS of the terms of this
Section 7(b) the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, to enforce the specific performance thereof by VANTAS, to enjoin VANTAS from actions or omissions in violation of this Section 7(b) or to otherwise obtain preliminary injunctive relief (without the necessity to post a bond) from such actions or omissions.

          (c) Confidentiality. Each of VANTAS and RSI shall keep all information provided to it or any of their respective representatives pursuant to this Agreement confidential, and each of VANTAS and RSI shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants and consultants of VANTAS and/or RSI who reasonably need to have access to the confidential information and (i) in the case of directors, officers, employees, legal advisors and the principal accountants of VANTAS and/or RSI, who are advised of the confidential nature of such information, and (ii) in the case of any financial advisors, other accountants or consultants of VANTAS and/or RSI, who execute an agreement with CarrAmerica agreeing to maintain confidentiality of such information; provided, however, the foregoing obligation of VANTAS and/or RSI shall not (A) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by VANTAS and/or RSI or by Persons to whom VANTAS and/or RSI has made such information available, or (ii) is or becomes available to VANTAS and/or RSI on a non-confidential basis from a third party that is not, to VANTAS' and RSI's knowledge, bound by any other confidentiality agreement with CarrAmerica and/or the Company, or (B) prohibit disclosure of any information if VANTAS and/or RSI believe in good faith that disclosure is required by law, rule, regulation, court order or other legal or governmental process (including SEC or GAAP reporting requirements) or if VANTAS and/or RSI believe in good faith that disclosure is advisable to explain a material deviation from its expected financial results that arises from the transactions contemplated hereby; provided, further, that in the case of a disclosure described in clause (B) above, VANTAS and/or RSI shall (i) give prior notice to CarrAmerica of any such of RSI disclosure and (ii) consult with CarrAmerica prior to making such disclosure. Notwithstanding anything to the contrary contained herein, the covenant of RSI set forth in this Section 7(c) shall terminate 3 years after the Closing Date.

          (d) Interim Financial Statements. Within 45 days after the end of each calendar month beginning December 31, 1999 until the Closing, VANTAS will furnish to the Company an unaudited balance sheet of VANTAS as of the last day of such period and the comparable period in the preceding fiscal year and the related statements of income for the period then ended and the comparable period in the preceding fiscal year, in each case certified by the chief financial officer of VANTAS. All such financial statements shall be in all material respects in accordance with the books and records of VANTAS and prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated (except in each case as described in the notes thereto) and on that basis fairly present, in all material respects, subject to normal, recurring year-end adjustments, the financial condition and results of operations of VANTAS as of the dates thereof and for the periods indicated.

          (e) Funding. On the Closing Date, RSI shall deposit or cause to be deposited with the Cash Escrow Agent (as defined herein) cash in an amount sufficient to enable VANTAS to perform its obligations under this Agreement and the UK Agreement, for RSI (and VANTAS if it is an assignee of any of RSI's rights or obligations thereunder) to perform its obligations under the Stock Purchase Agreement and for the Company to perform its obligations under
Section 6(k) hereof (including without limitation financing costs and expenses to be incurred by the HQ Surviving Corporation), of which amount no less than $350 million and no more than $400 million shall be obtained through the credit facilities contemplated by the Commitment Letter from or through any other non-convertible debt facility provided by a third party; provided, however, that all costs and expenses payable in connection with such debt financing (other than warrants issued in connection therewith, the aggregate of which may not exceed 7.5% of the total number of shares of Voting Common Stock and Non-Voting Common Stock outstanding, calculated on a fully diluted basis) in excess of 2.5% of the maximum amount available thereunder (in no event to exceed $10 million) shall be paid by RSI. RSI and VANTAS shall obtain such debt financing (including the substitution of letters of credit outstanding under the Morgan Line at Closing) and equity investments required to consummate the Merger and the other transactions contemplated by this Agreement, the Stock Purchase Agreement and the UK Agreement and shall cause the funding thereof as soon as practical after the date hereof, but in no event later than the Effective Time.

          (f) Line of Credit. At or immediately prior to the Effective
Time, VANTAS shall repay all indebtedness for borrowed money (which shall not include capitalized lease obligations of VANTAS), including unpaid interest thereon, of VANTAS that is outstanding immediately prior to the Effective Time, including, without limitation, (i) amounts due and owing pursuant to the Amended and Restated Credit Agreement, dated January 16, 1997, as amended and restated as of November 6, 1998 and August 3, 1999, by and among VANTAS, various banks and Paribas (the "Paribas Line") and (ii) the $10 million note payable to RSI for $10 million advanced to VANTAS prior to the Effective Time relating to the HQ Merger transactions costs of VANTAS.

          (g) Supplemental Disclosure. Each of RSI and VANTAS shall give prompt notice to CarrAmerica and the Company of (i) any representation or warranty made by VANTAS or RSI contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by VANTAS or RSI to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (h) Adjustment Conditions. In the event the Company receives a proposal for an Alternative Proposal as contemplated in Section 6(d) above, then RSI shall pay to each shareholder of the Company that is not or does not become a party to the Stock Purchase Agreement and has not consented to the merger of VANTAS into the Company, the product of (A) the amount by which the value per share of the Company of a Alternative Proposal exceeds $35.13 and
(B) the number of shares of the Company owned by each such shareholder, provided that no such payment shall be made unless the Alternative Proposal satisfies the following conditions (the "Adjustment Conditions"):

               (i) receipt by the Board of Directors of the Company of written advice from a nationally recognized investment banking firm that the Alternative Proposal represents a financially superior transaction for the stockholders of the Company when compared to the transactions contemplated by this Agreement, the Stock Purchase Agreement and the UK Agreement;

               (ii) the absence of a financing condition in the Alternative Proposal; and

               (iii) a determination by the Board of Directors of the Company, based upon consultation with a nationally recognized investment banking firm, that the party making the Alternative Proposal is likely to obtain financing, if any, for the Alternative Proposal.

          (i) Intentionally Omitted.

          (j) Tax Makewhole. To the extent that the HQ Surviving Corporation, as an assignee under the Stock Purchase Agreement for a portion of the Shares to be purchased thereunder, purchases any shares of the HQ Surviving Corporation held by CarrAmerica or any other selling stockholder pursuant to the Stock Purchase Agreement (or provides, directly or indirectly, the funds for the purchase of such shares by RSI), HQ Surviving Corporation will loan to CarrAmerica and such other selling stockholders cash in exchange for CarrAmerica and each such selling stockholder issuing its note (each a "Note") to HQ Surviving Corporation. The amount of cash and the face amount of each such Note will equal the excess of (i) the amount of Taxes (other than stock transfer Taxes) payable by CarrAmerica or such other stockholder (the "Stock Sale Taxes") on the sale of the total number of shares of Voting Common Stock and/or Non-Voting Common Stock sold to RSI, a third party and/or the HQ Surviving Corporation (the "Total Sold Shares") over (i) the amount of Taxes (other than stock transfer Taxes) that would have been payable by CarrAmerica or such other stockholder if CarrAmerica or such other selling stockholder had sold the Total Sold Shares directly to a third party for cash (provided solely by such third party) in an amount equal to the aggregate amount of cash received by CarrAmerica or such other stockholder from the sales to RSI, a third party and/or the HQ Surviving Corporation. Such amount shall be certified to by an independent accountant selected by CarrAmerica or such other selling stockholder as may be reasonably acceptable to HQ Surviving Corporation. The Note will be non-interest bearing. For purposes hereof, any shares purchased by RSI with funds directly or indirectly provided by the HQ Surviving Corporation shall be deemed to have been purchased by the HQ Surviving Corporation. The Note will be issued on the date on which CarrAmerica or such other selling stockholder makes an estimated tax payment or any other payment of the Stock Sale Taxes to the proper governmental authority. The outstanding face amount of the Note will be repayable on January 1, 2003, or earlier on a pro rata basis in proportion to the number of the remaining shares of HQ Surviving Corporation owned by CarrAmerica or such other stockholder that are sold by CarrAmerica or such other selling stockholder prior to January 1, 2003.

          (k) Second Step Certificate of Merger. Upon consummation of the HQ Merger, the UK Agreement and the Stock Purchase Agreement, the HQ Surviving Corporation shall cause the certificate of merger, substantially in the form of Exhibit C hereto (the "Second Step Certificate of Merger"), to be filed with the Secretary of State of the State of Delaware.

          (l) Third Party Investments. In the event either HQ Surviving Corporation or Holdco directly issues shares of capital stock to a third party investor at or in connection with the HQ Merger or the Second Step Merger, the Conversion Ratio shall be adjusted (for all purposes other than the adjustment to the exercise price of the VANTAS 1996 Stock Options set forth in Schedule 1(i)(ii)) such that the aggregate number of such shares issued to such third party investor shall reduce the number of shares of HQ Surviving Corporation or Holdco, as applicable, to be issued to the holders of VANTAS Preferred Stock on a one-for-one basis.

          (m) Assumption of Obligations. VANTAS shall not assume, pay or otherwise satisfy any liability or obligation for which, as of the date hereof, RSI is primarily liable.

     Section 8. Mutual Covenants.

          (a) Consummation of the Transactions. Subject to the terms and conditions of this Agreement, RSI and VANTAS, on the one hand, and CarrAmerica and the Company, on the other hand, shall use their respective commercially reasonable efforts to cause the HQ Merger and the Closing to occur upon the terms and conditions hereof. RSI and VANTAS, on the one hand, and CarrAmerica and the Company, on the other hand, shall cooperate with one another in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement and the performance by the HQ Surviving Corporation and each of its Subsidiaries of its business after such consummation, and in seeking necessary consultation with and prompt favorable action by any such Governmental Entity or third party.

          (b) Publicity. From the date of the execution and delivery of this Agreement through the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by RSI and VANTAS, on the one hand, and CarrAmerica and the Company, on the other hand, without the prior consent of (i) RSI and VANTAS in the case of a release or an announcement by CarrAmerica or the Company or (ii) CarrAmerica and the Company in the case of a release or an announcement by RSI or VANTAS (in each case which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall, if practicable, allow RSI and VANTAS or CarrAmerica and the Company, as the case may be, reasonable time to comment on such release or announcement in advance of such issuance.

          (c) Antitrust Notification. The Company, CarrAmerica, RSI and VANTAS shall, as promptly as practicable, but in no event later than fifteen (15) business days following the execution and delivery of this Agreement, file (i) with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) any report or document required to be filed by any other Governmental Entity resulting from the consummation of the transactions contemplated hereby being deemed a change of control of either VANTAS or the Company. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. The Company and CarrAmerica shall furnish to VANTAS and RSI, and VANTAS and RSI shall furnish to the Company and CarrAmerica, such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing or submission which is necessary under the HSR Act. The Company and CarrAmerica shall keep VANTAS and RSI informed, and VANTAS and RSI shall keep the Company and CarrAmerica informed, of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.

          (d) Other Matters

               (i) The Company has posted letters of credit to secure its obligations under certain leases and the Company's reimbursement obligations under certain of these letters of credit are secured by cash or certificates of deposit of the Company. With respect to the $7,680,249 of cash or certificates of deposit shown in the Company's December 31, 1999 draft balance sheet (with respect to which the Company makes no representation or warranty) and except for the letters of credit (corresponding to such cash and certificates of deposit) that have expired in accordance with their terms prior to the date of this Agreement, on the 6 month anniversary of the Closing Date, the Company and the Second Step Surviving Corporation shall pay to CarrAmerica, for the benefit of all stockholders of the Company immediately prior to the Effective Time, an amount equal to fifty percent (50%) of all such cash and certificates of deposit. On the first anniversary of the Closing Date, the Company and the Second Step Surviving Corporation shall pay to CarrAmerica the remaining amount of such cash and certificates of deposit.

               (ii) On or prior to the Closing, the Company shall pay all amounts payable to CarrAmerica with respect to services rendered by CarrAmerica prior to the Closing Date (other than lease procurement services and construction management services which shall be paid to CarrAmerica in the normal course of business).

               (iii) In the event VANTAS shall not acquire and pay the acquisition cost of the remaining two Western Business Centers prior to the Closing, RSI and the other shareholders of VANTAS immediately prior to the Merger shall pay all acquisition costs thereof upon the closing of such acquisitions.

               (iv) Prior to the Closing, (A) the Company shall pay or provide funds for the payment of all deferred payment obligations (whether evidenced by a note or an agreement) incurred in connection with center acquisitions by the Company and its Subsidiaries prior to the Closing, and (B) VANTAS shall pay or provide funds for the payment of all deferred payment obligations (whether evidenced by a note or an agreement) incurred in connection with center acquisitions by VANTAS and its Subsidiaries prior to the Closing. Any amounts described in the preceding sentence remaining unpaid on the Closing Date shall be treated as provided in Section 9(c)(xiv). From and after the date hereof, RSI and the other shareholders of VANTAS immediately prior to the Merger shall pay when due all contingent payment obligations (or "earnouts") of VANTAS and its Subsidiaries relating to center acquisitions made by VANTAS and its Subsidiaries prior to the date of this Agreement and CarrAmerica shall pay when due all "earnouts" of the Company relating to center acquisitions made by the Company and its Subsidiaries prior to the date of this Agreement.

               (v) RSI has made a $10.9 million loan to VANTAS attributable to certain payments to employees under an agreement dated October 29, 1999, as amended to the date hereof. VANTAS and the HQ Surviving Corporation shall make repayments of such loan to RSI only as and when it realizes income tax savings as a result of deductions attributable to such employee payments. In no event shall payments to RSI exceed the actual income tax savings realized.

     Section 9. Conditions to Closing.

          (a) Each Party's Obligation. The respective obligation of each party hereto to effect the transactions contemplated hereby is subject to the satisfaction or waiver as of the Closing of the following conditions:

               (i) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that prohibits the HQ Merger or any of the other material transactions contemplated by this Agreement, and no action, claim, proceeding or investigation shall be pending or threatened by any Governmental Entity (other than a court acting in response to an action, claim or proceeding brought by a non-Governmental Entity) that, if successful, would result in any of the foregoing effects.

               (ii) The waiting period under the HSR Act, if applicable to the transaction contemplated hereby, shall have expired or been terminated.

          (b) The Company's Obligations. The obligation of the Company to VANTAS to effect the transactions contemplated hereby is subject to the satisfaction or the Company's waiver as of the Closing of the following conditions:

               (i) The representations and warranties of VANTAS and RSI made in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and VANTAS and RSI shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by VANTAS or RSI, as applicable, by the time of the Closing except where the failure of such representations and warranties to be true and correct and/or the failure to perform, comply with and satisfy such covenants, agreements and conditions would not constitute a material impairment of the aggregate value of (i) the consideration to be paid under the UK Agreement and the Stock Purchase Agreement and (ii) the capital stock to be retained by the persons who are stockholders of the Company immediately prior to the HQ Merger after giving pro forma effect to the HQ Merger (such impairment being a "Company Transaction Value Impairment"). VANTAS and RSI shall have delivered to the Company a certificate dated the Closing Date and signed by an officer of each of VANTAS and RSI, as applicable, confirming the foregoing.

               (ii) All of the conditions to the obligations of CarrAmerica and all additional selling stockholder parties to close under the Stock Purchase Agreement dated as of the date hereof by and among certain of the stockholders of the Company and RSI (the "Stock Purchase Agreement"), shall have been satisfied or waived (other than the condition that the HQ Merger be consummated) and the transactions contemplated thereunder shall be scheduled to close immediately upon the Closing.

               (iii) The Stockholders Agreement by and among Holdco, RSI, CarrAmerica and the other parties thereto, substantially in the form of Exhibit D hereto (the "Stockholders Agreement"), shall have been duly executed and delivered by Holdco and RSI and deemed effective simultaneously with the Second Step Merger.

               (iv) The Indemnification and Escrow Agreement, by and among certain stockholders of Holdco, RSI and such escrow agent as shall be mutually agreed to by the parties (the "Indemnification Escrow Agent"), substantially in the form of Exhibit E hereto (the "Indemnification Escrow Agreement"), shall have been duly executed and delivered by such stockholders of Holdco, RSI and the Indemnification Escrow Agent and the shares required to be delivered by RSI pursuant thereto shall have been delivered to the Indemnification Escrow Agent pursuant thereto.

               (v) VANTAS shall have executed and delivered the CarrAmerica Intercompany Agreements, substantially in the form of Exhibit F-1, Exhibit F-2 and Exhibit F-3, respectively, hereto (collectively, the "Carr Intercompany Agreements").

               (vi) the Registration Rights Agreement by and among Holdco and certain holders of the Shares, substantially in the form of Exhibit G hereto (the "Holdco Registration Rights Agreement"), shall have been executed at the Closing;

               (vii) The Registration Rights Agreement by and among RSI and certain holders of the Shares, substantially in the form of Exhibit H hereto ( the "RSI Registration Rights Agreement"), shall have been executed at the Closing.

               (viii) The Escrow Agreement, by and among CarrAmerica, RSI, VANTAS and such escrow agent as shall be mutually agreed to by the parties, as escrow agent (the "Cash Escrow Agent"), substantially in the form of Exhibit I hereto (the "Cash Escrow Agreement"), shall have been duly executed and delivered by RSI, VANTAS and the Cash Escrow Agent and the cash required to be delivered to the Cash Escrow Agent by RSI and/or VANTAS pursuant hereto and thereto shall have been delivered to the Cash Escrow Agent.

               (ix) All actions required to be taken by RSI and the HQ Surviving Corporation to implement the Second Step Merger shall have been taken.

               (x) Intentionally Omitted.

               (xi) Reckson Associates Realty Corp. ("RA") and RSI, as the case may be, shall have executed and delivered the RA/RSI Intercompany Agreements, substantially in the form of Exhibits J-1, J-2 and J-3, respectively, hereto (collectively, the "RSI Intercompany Agreements").

               (xii) All of the conditions to the obligations of VANTAS to close under the Stock Purchase Agreement, dated as of the date hereof (the "UK Agreement"), by and among VANTAS, CarrAmerica, Omni Offices (UK) Limited ("OMNI UK")and Omni Offices (LUX) 1929 Holding Company S.A. ("LuxCo"), shall have been satisfied or waived (other than the condition that the HQ Merger be consummated) and the transactions contemplated thereunder shall be scheduled to close immediately upon the Closing.

               (xiii) RSI and VANTAS shall have performed and satisfied the covenants contained in Section 7(e) and Section 7(f).

          (c) VANTAS' Obligations. The obligations of VANTAS to the Company to effect the transactions contemplated hereby are subject to the satisfaction or VANTAS' waiver as of the Closing of the following conditions:

               (i) The representations and warranties of the Company and CarrAmerica made in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing, as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), and CarrAmerica and the Company shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by CarrAmerica or the Company, as applicable, by the time of the Closing except where the failure of such representations and warranties to be true and correct and/or the failure to perform, comply with and satisfy such covenants, agreements and conditions would not constitute a material impairment of the aggregate cash and the value of the capital stock to be received by RSI and the other former VANTAS stockholders, after giving pro forma effect to the HQ Merger and the consummation of the UK Agreement and the Stock Purchase Agreement (such impairment being a "VANTAS Transaction Value Impairment"). The Company and CarrAmerica shall have delivered to VANTAS a certificate dated the Closing Date and signed by an officer of CarrAmerica and the Company, as applicable, confirming the foregoing.

               (ii) Intentionally Omitted.

               (iii) All of the conditions to the obligations of VANTAS to close under the UK Agreement shall have been satisfied or waived (other than the condition that the HQ Merger be consummated) and the transactions contemplated thereunder shall be scheduled to close immediately upon the Closing.

               (iv) The Stockholders Agreement shall have been duly executed by CarrAmerica and the other parties thereto other than RSI and deemed effective simultaneously with the Second Step Merger.

               (v) The Company shall have filed the Recapitalization Amendments with the Secretary of State of the State of Delaware.

               (vi) The Indemnification Escrow Agreement shall have been duly executed by the Indemnification Escrow Agent and the shares of Holdco required to be delivered by the shareholders of the Company immediately prior to the Effective Time who are parties thereto shall have been delivered to the Indemnification Escrow Agent.

               (vii) The Company shall have received resignation letters from the following individuals, pursuant to which each such individual shall have resigned, effective as of the Closing Date, as a member of the Company's Board of Directors: Ronald Blankenship; Oliver Carr; and Philip Hawkins.

               (viii) CarrAmerica shall have executed and delivered the CarrAmerica Intercompany Agreements.

               (ix) The Cash Escrow Agreement shall have been duly executed and delivered by CarrAmerica.

               (x) All actions required to be taken by the Company, CarrAmerica, M Sub and Holdco prior to the Closing to implement the Second Step Merger shall have been taken.

               (xi) The RSI Registration Rights Agreement shall have been executed by CarrAmerica.

               (xii) The Company shall have executed the RSI Intercompany Agreements.

               (xiii) The HQ Stockholders Agreement shall have been terminated.

               (xiv) At the time of the Closing, the Company shall have cash on hand in an amount equal to (A) $3,000,000, plus (B) any amounts described in Section 8(d)(iv)(A) remaining unpaid at the Closing Date (which amount shall be determined based upon a certificate dated the Effective Time and signed by an officer of the Company), minus (C) any amounts described in Section 8(d)(iv)(B) remaining unpaid at the Closing Date (which amount shall be determined based upon a certificate dated the Effective Time and signed by an officer of VANTAS).

          (d) Frustration of Closing Conditions. Neither the Company nor VANTAS may rely on the failure of any condition set forth in Section 9(a),
Section 9(b) or Section 9(c), respectively, to be satisfied if such failure was caused by such party's failure to perform its obligations hereunder or to use its commercially reasonable efforts to cause the Closing to occur as required by Section 8(a).

     Section 10. Tax Matters. Each of CarrAmerica, RSI, VANTAS and the Company agrees to report the HQ Merger on all Tax Returns and, if applicable, other filings as a reorganization under Section 368(a)(1) of the Code.

     Section 11. Further Assurances. From time to time, as and when requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     Section 12. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Company or VANTAS (including by operation of law in connection with a merger, consolidation or sale of all or substantially all of the assets of the Company or VANTAS) or CarrAmerica or RSI (other than by operation of law in connection with a merger, consolidation or sale of all or substantially all of the assets of CarrAmerica or RSI) without the prior written consent of the Company or VANTAS, as the case may be. Any attempted assignment in violation of this
Section 12 shall be void ab initio and of no further force and effect.

     Section 13. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

     Section 14. Termination.

          (a) Anything contained herein to the contrary notwithstanding, this Agreement shall terminate automatically upon termination of the Stock Purchase Agreement or the UK Agreement in accordance with either of their respective terms. In addition, anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned:

               (i) at any time prior to the Closing Date by mutual written consent of the Company and VANTAS;

               (ii) by the Company or VANTAS (provided, however, in the case of VANTAS, only if VANTAS has given the Company and CarrAmerica at least five business days' prior written notice of its intention to terminate pursuant to this Section 14(a)(ii), which notice may not be given prior to May 1, 2000), if the Closing does not occur on or prior to April 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 14(a)(ii) shall not be available to the Company or VANTAS, as the case may be, if VANTAS or RSI, on the one hand, or the Company or Carr America, on the other hand, has failed to perform any of their respective obligations under this Agreement and such failure was the cause of the Closing not having occurred on or before such date;

               (iii) by the Company or VANTAS at any time prior to the Closing, if any Governmental Entity shall have issued a judgment, order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the HQ Merger or any of the other material transactions contemplated by this Agreement, and such judgment, order or decree or other action shall have become final and nonappealable;

               (iv) Intentionally Omitted.

               (v) by the Company upon a breach of any representation, warranty or covenant on the part of VANTAS or RSI set forth in this Agreement, or if any representation or warranty of VANTAS or RSI shall become untrue, and such breach or subsequent failure to remain true constitutes a Company Transaction Value Impairment with the result that, in either such case, the condition set forth in Section 9(b)(i) shall have become incapable of being satisfied by April 30, 2000 (or as otherwise extended); or

               (vi) by VANTAS upon a breach of any representation, warranty or covenant of the Company or CarrAmerica set forth in this Agreement, or if any representation or warranty of Company or CarrAmerica shall become untrue, and such breach or subsequent failure to remain true constitutes a VANTAS Transaction Value Impairment with the result that, in either such case, the condition set forth in Section 9(c)(i) shall have become incapable of being satisfied by April 30, 2000 (or as otherwise extended).

          (b) In the event of termination by the Company or VANTAS pursuant to this Section 14, written notice thereof setting forth the reasons therefor shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

               (i) VANTAS shall return all documents and other materials received from the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Company;

               (ii) all confidential information received by VANTAS with respect to the business of the Company shall be treated in accordance with Section 6(c) hereof;

               (iii) the Company shall return all documents and other materials received from VANTAS relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to VANTAS; and

               (iv) all confidential information received by the Company with respect to the business of VANTAS shall be treated in accordance with
     Section 6(c) hereof.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 14, this Agreement shall become void ab initio and of no further force or effect, except for the provisions of (i) Sections 6(c) and 7(c) relating to the obligation of CarrAmerica and the Company, on the one hand, and VANTAS and RSI, on the other hand, to keep confidential certain information and data obtained by them, (ii) Section 8(b) relating to publicity, (iii) this Section 14 and (iv) Section 15 relating to certain expenses. Nothing in this Section 14(c) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement, the UK Agreement or the Stock Purchase Agreement.

          (d) If and only if (i) (A) this Agreement shall have been terminated as a result of the termination of the Stock Purchase Agreement or the UK Agreement in accordance with its terms and conditions and such termination was not a result of CarrAmerica's, OMNI UK's or LuxCo's breach of or failure to perform any of their respective obligations thereunder, (B) this Agreement shall have been terminated by the Company pursuant to Section 14(a)(ii) (other than as a result of a failure of the condition set forth in Section 9(a)(i) to be satisfied) or 14(a)(v), or (C) the condition set forth in Section 9(a)(i) has not been satisfied and this Agreement is terminated by VANTAS pursuant to
Section 14(a)(ii), (ii) the condition set forth in Section 9(a)(ii) has been satisfied or has not been satisfied as a result of a failure by VANTAS or RSI to perform their obligations under Section 8(c), and (iii) VANTAS cannot invoke Sections 14(a)(iii) or 14(a)(vi) to terminate this Agreement, then the Company shall have the irrevocable and unconditional right to draw under any Letter of Credit (as herein defined) delivered to, and accepted by, the Company in partial or complete substitution of the Initial Deposit or to retain the Initial Deposit (to the extent not theretofore returned to RSI pursuant to this Section14(d)), any restrictions contained in this Agreement or in any Letter of Credit on the ability of the Company to draw under any Letter of Credit or to hold the Initial Deposit as a deposit hereunder shall be of no further force or effect and RSI and VANTAS and their respective Affiliates, on the one hand, and CarrAmerica and the Company and their respective Affiliates, on the other hand, shall each be irrevocably and unconditionally released from any and all further liabilities and obligations to one another under this Agreement, the Stock Purchase Agreement and the UK Agreement except with respect to the provisions enumerated in clauses (i) through (iv) of Section 14(c). If on any date on which this Agreement remains in effect the expiry date of any Letter of Credit (including any replacement thereof) is not at least 15 days after such date, then the Company shall have the irrevocable and unconditional right to draw under such Letter of Credit, in which event it shall place the funds received upon such draw as a deposit for disposition under the first sentence of this Section 14(d) or as provided in Section 14(e), as applicable. Such escrow shall be on the same terms and conditions as the escrow established pursuant to the Deposit Escrow Agreement dated the date hereof with respect to the Initial Deposit. RSI and VANTAS shall have the option to substitute one or more irrevocable letters of credit in favor of the Company issued by a Bank (and having terms) satisfactory to the Company in its reasonable judgment (each, a "Letter of Credit"), which will expire no earlier than May 15, 2000 and will be available to be drawn upon by the Company at sight. Upon the delivery of any such Letter of Credit, the Company shall contemporaneously remit to RSI such portion of the Initial Deposit as is equal to the face amount of such Letter of Credit.

          (e) If this Agreement shall have been terminated in accordance with
Section 14(a) and the conditions set forth in Section 14(d) have not been met, then the Company shall deliver any Letter of Credit and the Initial Deposit (to the extent not theretofore returned to RSI pursuant to Section 14(f)) to VANTAS and RSI and VANTAS and their respective Affiliates, on the one hand, and CarrAmerica and Company and their respective Affiliates, on the other hand, shall each be irrevocably and unconditionally released from any and all further liabilities and obligations to one another under this Agreement, the Stock Purchase Agreement and the UK Agreement except with respect to the provisions enumerated in clauses (i) through (iv) of Section 14(c).

          (f) The Company shall hold the Initial Deposit and any Letter of Credit delivered in partial or complete substitution thereof for the benefit of the Company and CarrAmerica (and each other stockholder of the Company that becomes an additional stockholder party to the Stock Purchase Agreement) in accordance with a separate agreement between the Company and CarrAmerica.

     Section 15. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, (i) all legal, accounting and financial advisors costs and expenses incurred by the Company shall be paid by the Company prior to the Closing, and by RSI in the case of such costs and expenses incurred by VANTAS and (ii) all other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     Section 16. Litigation Costs. If any litigation with respect to the obligations of the parties under this Agreement results in a final nonappealable order of a court of competent jurisdiction that results in a final disposition of such litigation, the prevailing party, as determined by the court ordering such disposition, shall be entitled to reasonable attorneys' fees as shall be determined by such court. Contingent or other percentage compensation arrangements shall not be considered reasonable attorneys' fees.

     Section 17. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) waive, in any action for specific performance or injunctive relief, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this, or injunctive relief under, this Agreement.

     Section 18. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

     Section 19. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

               (i)      if to the Company,

               HQ Global Workplaces, Inc.
               15950 N. Dallas Parkway
               Suite 350
               Dallas, TX  75248

               Telecopy No: 972-361-8216
               Attention: Jill Louis, General Counsel

               with a copy to:

               Gibson, Dunn & Crutcher
               1717 Main Street
               Suite 5500
               Dallas, TX  75201-7390

               Telecopy No: 214-571-2983
               Attention: Harlan Cohen

               (ii)     if to CarrAmerica,

               1850 K Street, NW
               Washington, D.C.  20006

               Telecopy No: 202-729-1160
               Attention: Linda Madrid, General Counsel

               with a copy to:

               Hogan & Hartson, L.L.P.

               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004-1109

               Telecopy No:     (202) 637-5910
               Attention:       J. Warren Gorrell, Jr.
                 David W. Bonser; and

               (iii)    if to VANTAS or RSI,

               Reckson Service Industries, Inc.
               10 East 50th Street
               Suite 2700
               New York, NY  10022

               Telecopy No:     (212) 931-8001
               Attention:       Scott H. Rechler
                                Jason Barnett

               with copies to:

               Brown & Wood LLP
               One World Trade Center
               New York, NY  10048

               Telecopy No:     (212) 839-5599
               Attention:       Joseph W. Armbrust, Jr.
                                J. Gerard Cummins

or such other address as any party may from time to time specify by written notice to the other parties hereto.

     Section 20. Interpretation; Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and the Table of Contents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. This Agreement is gender neutral. Any word in this Agreement that refers to a particular gender shall also refer to all other genders, including masculine, feminine and neuter.

     Section 21. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     Section 22. Entire Agreement. This Agreement and the exhibits hereto contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     Section 23. Exclusive Remedy. The parties hereto acknowledge and agree that after the Effective Time, the terms and conditions of the Indemnification Escrow Agreement shall be the sole remedy for any breach of any of the representations and warranties contained herein or in the Stock Purchase Agreement or the UK Agreement (other than breaches arising out of fraud) and in no event shall the HQ Surviving Corporation have any claim against Carr America with respect to any such breach.

     Section 24. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     Section 25. Consent to Jurisdiction. CarrAmerica and the Company, on the one hand, and VANTAS and RSI, on the other hand, agree to commence any action, suit or proceeding arising out of this Agreement or transaction contemplated hereby against the other party, either in a federal court located in the State of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a Delaware state court. Each party to this Agreement submits and consents to personal jurisdiction in any such litigation. CarrAmerica and the Company, on the one hand, and VANTAS and RSI, on the other hand, further agree that service of any process, summons, notice or document delivered by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 25. CarrAmerica and the Company, on the one hand, and VANTAS and RSI, on the other hand, irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any Delaware state court or (ii) any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

     Section 26. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     Section 27. Disclosure Schedules. Any fact, circumstance, condition, document or other matter disclosed in any Schedule referenced herein shall be deemed to have been disclosed for all purposes under the Merger Agreements including all other relevant Schedules, provided that the relevance of the disclosure to such other Schedules can be reasonably discerned from the applicable Schedule.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                         HQ GLOBAL WORKPLACES, INC.


                                         By: /s/ Jill B. Louis
                                              _________________________________
                                              Name:
                                              Title:



                                         VANTAS INCORPORATED


                                         By: /s/ Stephen M. Rathkopf
                                             ___________________________________
                                              Name:
                                              Title:



                                         CARRAMERICA REALTY CORPORATION,
                                         solely for purposes of
                                         Sections 4(B), 6(c),
                                         6(d), 6(e), 8, 10, 11,
                                         12, 14, 15, 16, 17, 23
                                         and 25


                                         By:  /s/ Karen B. Dorigan
                                              _________________________________
                                              Name:
                                              Title:



                                         RECKSON SERVICES INDUSTRIES, INC. ,
                                         solely for purposes of Sections 5(B),
                                         7(a), 7(c), 7(e), 7(g), 7(h), 7(j), 8,
                                         10, 11, 12, 14, 15, 16, 17, 23 and 25


                                         By: /s/ Jason Barnett
                                             ___________________________________
                                              Name:
                                              Title: